Exhibit 10(o)

Execution Version

FIRST AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 20, 2026, among Oncor Electric Delivery Company LLC, a Delaware limited liability company (the “Borrower”), Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Agent”), Wells Fargo, as swingline lender (in such capacity, the “Swingline Lender”) and the other financial institutions party hereto (together with the Agent in its capacity as a lender and the Swingline Lender, collectively, the “Credit Parties” and each, individually, a “Credit Party”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the other Credit Parties are parties to that certain Revolving Credit Agreement, dated as of February 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Credit Parties committed to make certain loans to the Borrower upon the terms and conditions set forth therein; and

WHEREAS, the Borrower, the Agent and the other Credit Parties desire to modify the Existing Credit Agreement in accordance with and subject to the terms and conditions set forth herein;

NOW,  THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the other Credit Parties do hereby agree as follows:

1.Amendments to the Credit Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Existing Credit Agreement (including all schedules and exhibits attached thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A attached hereto (the Existing Credit Agreement, as amended pursuant to this Amendment and as set forth in Annex A, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement).

2.Conditions Precedent to Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the “First Amendment Effective Date”):

(a)counterparts of this Amendment duly executed and delivered by the Borrower, the Agent and the other Credit Parties;

(b)payment of the fees due and required under the fee letter entered into on the date hereof between Wells Fargo Securities, LLC and the Borrower;

(c)a certificate of an Authorized Officer of the Borrower, dated the date of this Amendment and certifying that (i) no Default or Event of Default exists and (ii) all the representations and warranties of the Borrower set forth in the Credit Documents are true and correct in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties, before and after giving effect to this Amendment); and

(d)(i) a copy of the certificate of formation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of the Borrower, dated the date of this Amendment and certifying (A) that attached thereto is a true and correct copy of the limited liability company agreement or other applicable organizational document as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors (or any duly authorized committee thereof) authorizing the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its obligations under this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of formation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certified certificate of formation furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Amendment and any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above.

3.Representations and Warranties.

The Borrower hereby represents and warrants to the Agent and the other Credit Parties as of the date hereof as follows:

(a)Representations and Warranties.  (i) Each of the representations and warranties of the Borrower contained in the Credit Documents are true and correct in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) at the time of this Amendment, no Default or Event of Default shall have occurred and be continuing.

(b)Enforceability.  This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(c)No Conflict, Etc.  The execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all requisite limited liability company action and (ii) will not (A) violate (x) any provision of any material Applicable Law or of the certificate of formation or other constitutive documents (including the limited liability company agreement) of the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries, as the case may be, is subject, or (y) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries, other than in the case of clauses (ii)(A)(y), (ii)(B) and (ii)(C), any such violation, breach, default or Lien that could not reasonably be expected to result in a Material Adverse Change.

157531813v10

4.Provisions of General Application.

(a)Except for the consent, waiver, amendments and modifications expressly set forth herein, the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The amendments set forth in this Amendment are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Credit Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further amendment under the Credit Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by the Borrower remains subject to the terms of the Credit Agreement.

(b)Expenses; Indemnity.  Section 8.05 of the Existing Credit Agreement is hereby incorporated by reference mutatis mutandis.

(c)Severability.  Section 8.11 of the Existing Credit Agreement is hereby incorporated by reference mutatis mutandis.

(d)Applicable Law; Jurisdiction; Venue; Waivers of Jury Trial.    Section 8.07,  Section 8.15 and Section 8.19 of the Existing Credit Agreement are hereby incorporated by reference mutatis mutandis.

(e)Entire Agreement; Counterparts.  Section 8.10 and Section 8.12 of the Existing Credit Agreement is hereby incorporated by reference mutatis mutandis.

(f)Credit Document.  This Amendment is a Credit Document.

[Remainder of page intentionally blank; signature pages follow]

157531813v10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ONCOR ELECTRIC DELIVERY COMPANY LLC,as Borrower

By__________________________________
Name:  Kevin Fease
Title:  Vice President and Treasurer

[Signature Page to First Amendment to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent, the Swingline Lender and a Lender

By__________________________________
Name:  Patrick Engel
Title:  Managing Director

[Signature Page to First Amendment to Revolving Credit Agreement]

CITIBANK, N.A., as a Lender

By___________________________

Name:  Richard Rivera

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By___________________________

Name:  Molly H. Ross

Title:  Director

[Signature Page to First Amendment to Revolving Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By___________________________

Name:  Andrew Sidford

Title:  Managing Director

By___________________________

Name:  Paul Arens

Title:  Director

[Signature Page to First Amendment to Revolving Credit Agreement]

Mizuho Bank, Ltd., as a Lender

By___________________________

Name:  Edward Sacks

Title:  Managing Director

[Signature Page to First Amendment to Revolving Credit Agreement]

THE TORONTO-DOMINION BANK, NEW
YORK BRANCH, as a Lender

By___________________________

Name:  Paul Yoon

Title:  Director

[Signature Page to First Amendment to Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By___________________________

Name:  Sydney G. Dennis

Title:  Director

[Signature Page to First Amendment to Revolving Credit Agreement]

U.S. Bank National Association, as a Lender

By___________________________

Name:  John Prigge

Title:  Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By___________________________

Name:  Eduardo Lopez Peiro

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By___________________________

Name:  Alyson Hendershott

Title:  Assistant Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

Royal Bank of Canada, as a Lender

By___________________________

Name:  Emilee Scott

Title:  Authorized Signatory

[Signature Page to First Amendment to Revolving Credit Agreement]

MUFG Bank, Ltd., as a Lender

By___________________________

Name:  Johnathan Martines

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

FIFTH THIRD BANK, N.A., successor by merger to Comerica Bank, a Texas banking association, as a Lender

By___________________________

Name:  John Smithson

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

TRUIST BANK, as a Lender

By___________________________

Name:  Catherine Strickland

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender

By___________________________

Name:  Mary Harold

Title:  Managing Director

[Signature Page to First Amendment to Revolving Credit Agreement]

BOKF, N.A. d/b/a Bank of Texas, as a Lender

By___________________________

Name:  Christina Wade

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

BNP PARIBAS, as a Lender

By___________________________

Name:  Victor Padilla

Title:  Director

By___________________________

Name:  Miko McGuire

Title:  Vice President

[Signature Page to First Amendment to Revolving Credit Agreement]

ANNEX A

[See attached.]

~~Execution Version~~

Conformed through First Amendment to

Revolving Credit Agreement

ONCOR ELECTRIC DELIVERY COMPANY LLC,
AS BORROWER

______________________

REVOLVING CREDIT AGREEMENT

Dated as of February 20, 2025

______________________

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

AND SWINGLINE LENDER

THE LENDERS FROM TIME TO TIME PARTIES HERETO

WELLS FARGO SECURITIES, LLC CITIBANK, N.A. JPMORGAN CHASE BANK, N.A. Barclays Bank plc Mizuho Bank, Ltd.

Joint Lead Arrangers and Joint Bookrunners

Syndication Agents
CITIBANK, N.A. JPMORGAN CHASE BANK, N.A. Syndication Agents

Barclays Bank plc

Mizuho Bank, Ltd.

MUFG Bank, Ltd.

PNC Bank, National Association

Royal Bank of Canada

Sumitomo Mitsui Banking Corporation

TD Securities (USA) LLC

U.S. Bank, National Association

Documentation Agents

_____________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS; CONSTRUCTION		1
SECTION 1.01.	Defined Terms		1
SECTION 1.02.	Terms Generally	32	33
SECTION 1.03	Interest Rates; Benchmark Notification	33	34
SECTION 1.04	Divisions		34
ARTICLE II	THE CREDITS	34	35
SECTION 2.01.	Commitments	34	35
SECTION 2.02.	Revolving Credit Loans	34	35
SECTION 2.03.	Borrowing and Conversion Procedures	35	36
SECTION 2.04.	Fees	36	37
SECTION 2.05.	Repayment of Loans; Evidence of Indebtedness	37	38
SECTION 2.06.	Interest on Loans	38	39
SECTION 2.07.	Alternate Rate of Interest	38	39
SECTION 2.08.	Termination and Reduction of Commitments	41	42
SECTION 2.09.	Prepayment		42
SECTION 2.10.	Increased Costs	42	43
SECTION 2.11.	Change in Legality	43	44
SECTION 2.12.	Pro Rata Treatment	44	45
SECTION 2.13.	Sharing of Setoffs	44	45
SECTION 2.14.	Payments	45	46
SECTION 2.15.	Taxes	46	47
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	50	51
SECTION 2.17.	[Reserved]		52
SECTION 2.18.	Swingline Loans	52	53
SECTION 2.19.	Increase in Commitments	53	54
SECTION 2.20.	Extension of Commitment Termination Date	55	56
SECTION 2.21.	Defaulting Lenders	57	58
ARTICLE III	REPRESENTATIONS AND WARRANTIES	59	60
SECTION 3.01.	Organization; Powers	59	60
SECTION 3.02.	Authorization	59	60
SECTION 3.03.	Enforceability	59	60
SECTION 3.04.	Governmental Approvals	59	61
SECTION 3.05.	Financial Statements	60	61
SECTION 3.06.	Litigation	60	61

-i-

SECTION 3.07.	Federal Reserve Regulations	60	61
SECTION 3.08.	Investment Company Act	60	61
SECTION 3.09.	No Material Misstatements	60	62
SECTION 3.10.	Taxes	61	62
SECTION 3.11.	Employee Benefit Plans	61	62
SECTION 3.12.	Environmental Matters	61	63
SECTION 3.13.	Anti-Corruption Laws and Sanctions	62	63
ARTICLE IV-A EFFECTIVENESS AND INITIAL EXTENSIONS OF CREDIT		62	63
SECTION 4.01	Credit Documents	62	64
SECTION 4.02.	Borrower Legal Opinions.	62	64
SECTION 4.03.	Representations and Warranties; No Default.	62	64
SECTION 4.04.	Closing Certificates.	63	64
SECTION 4.05.	Fees	63	64
SECTION 4.06.	PATRIOT Act	63	65
SECTION 4.07.	Other Information.	64	65
ARTICLE IV-B CONDITIONS FOR CERTAIN EXTENSIONS OF CREDIT		64	65
ARTICLE V	COVENANTS	64	66
SECTION 5.01.	Existence	64	66
SECTION 5.02.	Compliance With Laws; Business and Properties	65	66
SECTION 5.03.	Financial Statements, Reports, Etc.	65	66
SECTION 5.04.	Insurance	66	68
SECTION 5.05.	Taxes, Etc	67	68
SECTION 5.06.	Maintaining Records; Access to Properties and Inspections	67	68
SECTION 5.07.	ERISA	67	69
SECTION 5.08.	Use of Proceeds	67	69
SECTION 5.09.	Consolidations, Mergers, Sales and Acquisitions of Assets and Investments in Subsidiaries	68	69
SECTION 5.10.	Limitations on Liens	69	70
SECTION 5.11.	Debt to Total Capitalization Ratio	71	73
ARTICLE VI	EVENTS OF DEFAULT	71	73
ARTICLE VII	THE AGENT	75	76
SECTION 7.01.	Appointment and Authority.	75	76
SECTION 7.02.	Rights as a Lender	75	76
SECTION 7.03.	Exculpatory Provisions	75	77
SECTION 7.04.	Reliance by the Agent	77	78
SECTION 7.05.	Delegation of Duties	77	78
SECTION 7.06.	Resignation of Agent	77	79
SECTION 7.07.	Non-Reliance on Agent and Other Lenders	79	80
SECTION 7.08.	No Other Duties, Etc	79	81
SECTION 7.09.	Erroneous Payments	80	81

ARTICLE VIII	MISCELLANEOUS	82	83
SECTION 8.01.	Notices	82	83
SECTION 8.02.	Survival of Agreement	82	84
SECTION 8.03.	Binding Effect	82	84
SECTION 8.04.	Successors and Assigns	83	84
SECTION 8.05.	Expenses; Indemnity	88	90
SECTION 8.06.	Right of Setoff	90	92
SECTION 8.07.	Applicable Law	91	92
SECTION 8.08.	Waivers; Amendment and Releases	91	93
SECTION 8.09.	Resignation of Swingline Lender	92	94
SECTION 8.10.	Entire Agreement	93	94
SECTION 8.11.	Severability	93	95
SECTION 8.12.	Counterparts	93	95
SECTION 8.13.	Headings	94	96
SECTION 8.14.	Interest Rate Limitation	94	96
SECTION 8.15.	Jurisdiction; Venue	95	97
SECTION 8.16.	Confidentiality	95	97
SECTION 8.17.	Electronic Communications	96	98
SECTION 8.18.	Acknowledgements	98	100
SECTION 8.19.	WAIVERS OF JURY TRIAL	99	101
SECTION 8.20.	USA PATRIOT Act	99	101
SECTION 8.21.	Separateness of the Borrower from Sempra and its Subsidiaries	99	101
SECTION 8.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	99	101
SECTION 8.23	Mortgage	100	102
SECTION 8.24	Certain ERISA Matters	100	102
SECTION 8.25	Acknowledgement Regarding Any Supported QFCs	102	103

EXHIBITS AND SCHEDULES

Exhibit AForm of Assignment and Assumption

Exhibit B-1Form of Borrowing Request

Exhibit B-2Form of Conversion Notice

Exhibit C[Reserved]

Exhibit DForm of Prepayment Notice

Exhibit E-1Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit E-2Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit E-3Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit E-4Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit FForm of Note

Schedule 2.01Commitments

Schedule 5.10Existing Liens

Schedule 5.12Terms of Subordination

-iv-

REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of February 20, 2025, among Oncor Electric Delivery Company LLC, a Delaware limited liability company (the “Borrower”), the lenders listed in Schedule 2.01 (together with their successors and assigns, the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent for the Lenders (in such capacity, the “Agent”), and Wells Fargo Bank, as swingline lender (in such capacity, the “Swingline Lender”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders and the Swingline Lender provide the revolving credit and swingline facilities hereinafter described in the amounts and on the terms and conditions set forth herein; and

WHEREAS, the Lenders and the Swingline Lender have agreed to provide such facilities on the terms and conditions set forth herein, and  Wells Fargo Bank has agreed to act as Agent on behalf of the Lenders and the Swingline Lender on such terms and conditions.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION

SECTION 1.01.Defined Terms

As used in this Agreement, the following terms shall have the meanings specified below:

“$2 Billion Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement dated as of February 20, 2025, by and among the Borrower, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and swingline lender, the fronting banks from time to time party thereto and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated or otherwise modified from time to time.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Commitment Lender” shall have the meaning given such term in Section 2.20(d).

“Additional Lender”  shall have the meaning given such term in Section 2.19(a).

~~“Adjusted Daily Simple SOFR Rate” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than zero, such rate shall be deemed to be zero.~~

~~“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be zero.~~

“Administrative Agent Fee Letter” shall mean the Fee Letter, dated as of January 23, 2025, between Wells Fargo Bank and the Borrower.

“Administrative Fees” shall have the meaning given such term in Section 2.04(c).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified.

“Agent” shall have the meaning given such term in the preamble hereto.

“Agent Party” and “Agent Parties” shall have the meaning given such terms in Section 8.17(e).

“Agreement” shall have the meaning given such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the ~~Adjusted~~ Term SOFR Rate for a one month Interest Period on such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted~~ Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.07 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.07(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” shall have the meaning given such term in Section 8.12(b).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall mean applicable laws or regulations in any jurisdiction in which the Borrower is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto, including without limitation Title III of the USA PATRIOT ACT and the Money Laundering Control Act of 1986, as amended.

“Applicable Law” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order (including, without limitation, any commitments, undertakings and stipulations set forth therein), decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority (including the PUCT, ERCOT and FERC), in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean, at any time and for any Type of Loan, the percentage per annum set forth below corresponding to such Type of Loan in the column under the Applicable Rating Level (as defined below) at such time.  At any time an Event of Default has occurred and is continuing, the Applicable Margins set forth below shall be increased for each Applicable Rating Level by 2.00% with respect to overdue principal.

Applicable Rating Level	1	2	3	4	5
Term Benchmark Loan, Daily Simple SOFR Loan or SOFR Market Index Rate Loan	0.750%	0.875%	1.000%	1.125%	1.250%
ABR Loan	0.000%	0.000%	0.000%	0.125%	0.250%

“Applicable Rating Level” shall mean, at any time, the level set forth below in the row next to the then applicable Debt Ratings; provided, that for so long as the applicable Debt Ratings are determined pursuant to clause (a) in the definition of “Debt Ratings,” the Applicable Rating Level pursuant to the Applicable Margin grid and as provided for herein shall be the level that is one level higher (if any) (i.e., with a higher numeric level and greater pricing) than the level otherwise applicable based on the Borrower’s senior secured non-credit enhanced long term debt rating.  If (i) there is a difference of one level in the Debt Ratings, then the higher Debt Rating shall be used for purposes of determining the Applicable Rating Level, and (ii) there is a difference of more than one level in the Debt Ratings, then the Debt Rating one level below the higher Debt Rating will be used for purposes of determining the Applicable Rating Level.  Any change in the Applicable Rating Level shall be effective on the third Business Day after the date on which the applicable rating agency announces any change in the applicable Debt Rating.

S&P Debt Rating Moody’s Debt Rating	Applicable Rating Level
AA- or better Aa3 or better	1
A+ A1	2
A A2	3
A- A3	4
Equal to or below BBB+* Equal to or below Baa1*	5

* or unrated

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger Related Person” shall mean each of the Agent, each Joint Lead Arranger, the Swingline Lender, each Lender and each of their Related Parties.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Agent, in substantially the form of Exhibit A.

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant Treasurer, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of the Borrower designated as such in writing to the Agent by the Borrower and, with respect to any document delivered on the Closing Date, the Secretary or the Assistant Secretary of the Borrower.  Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Available Commitment” shall mean, for each Lender, the excess of such Lender’s Commitment over such Lender’s Outstanding Credits.

“Available Commitments” shall refer to the aggregate of the Lenders’ Available Commitments.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to subsection (e) of Section 2.07.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning given such term in Section 2.13(a).

“Bankruptcy Event” shall mean, with respect to any Person, such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicated its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to subsection (b) of Section 2.07.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1) ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~; and

(2)  the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate  as a replacement  for the then-current Benchmark for  dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” the definition of “SOFR Market Index Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.07 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.07.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning given such term in the preamble hereto.

“Borrower Information” shall have the meaning given to such term in Section 3.05(b).

“Borrowing” shall mean (i) the incurrence of a Swingline Loan from the Swingline Lender on a given date and (ii) a group of Loans of a single Type made or Converted by the Lenders on a single date and as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request made pursuant to Section 2.03(a) substantially in the form of Exhibit B-1.

“Business Day” shall mean any day (other than a day that is a Saturday or a Sunday) on which banks are open for business in New York City; provided that, when used in connection with a Daily Simple SOFR Loan or Term Benchmark Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Daily Simple SOFR Loans or Term Benchmark Loans or any other dealings in respect of such Loans referencing ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ or ~~Adjusted~~the Term SOFR Rate, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capitalization” shall mean the total of all the following items appearing on, or included in, the Borrower’s unconsolidated balance sheet: (i) liabilities for Indebtedness maturing more than 12 months from the date of determination, and (ii) common Equity Interests, common Equity Interest expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common Equity Interests and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares or units of the Borrower’s Equity Interests held in the Borrower’s treasury, if any. Capitalization shall be determined in accordance with GAAP and practices applicable to the type of business in which the Borrower is engaged, and may be determined as of the date not more than 60 days prior to the happening of the event for which the determination is being made.

“Change in Control” shall mean and be deemed to have occurred if any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Shares of the Borrower that exceeds 35% thereof, unless one or more Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the non-Disinterested Directors (as defined in the limited liability company agreement of the Borrower) of the board of directors of the Borrower.

“Change in Law” shall mean the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary,  (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning given such term in Section 8.14(a).

“Closing Date” shall mean February 20, 2025.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Collateral Agent” shall mean The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly the Bank of New York), as collateral agent under the Mortgage, or any other successor collateral agent.

“Commitment” shall mean, with respect to any Lender, the commitment of such Lender in an amount set forth in Schedule 2.01 hereto to make Revolving Credit Loans and in the case of the Swingline Lender, Swingline Loans, and to purchase participations in Swingline Loans as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08, increased pursuant to Section 2.19, extended pursuant to Section 2.20 or modified from time to time pursuant to Section 8.04.  The Commitment of each Lender shall automatically and permanently terminate on the Commitment Termination Date of such Lender if not terminated earlier pursuant to the terms hereof.

“Commitment Fee” shall have the meaning given such term in Section 2.04(a).

“Commitment Fee Percentage” shall mean, at any time, the percentage per annum set forth below in the column under the Applicable Rating Level at such time.

Applicable Rating Level	1	2	3	4	5
Commitment Fee	0.040%	0.050%	0.075%	0.100%	0.150%

“Commitment Termination Date” shall mean February 20, ~~2028~~2029 (or the following Business Day if such date is not a Business Day) or such later date that may be established for any Lender pursuant to Section 2.20.

“Communications” shall have the meaning given such term in Section 8.17(a).

“Competitor” shall mean any competitor of the Borrower that directly or indirectly is engaged in the same or a similar line of business as the Borrower, including, without limitation, any company that provides electricity transmission and distribution services, or that is a public utility, power generation company, or retail electric provider.

“Confidential Information” shall have the meaning given such term in Section 8.16.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Senior Debt” shall mean the Senior Debt (other than the Qualified Transition Bonds and any other Non-Recourse Indebtedness) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

“Consolidated Shareholders’ Equity” shall mean the sum (without duplication) of (i) total common Equity Interests or common members’ interest plus (ii) preferred and preference stock or preferred members’ interest not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of $1,000,000,000; provided, however, that in computing Consolidated Shareholders’ Equity at any time, the following shall be added to the extent that the following decreased total common members’ interest:  any cash and non-cash charges, in an amount of up to $250,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (x) rulings by state regulatory bodies having jurisdiction over the Borrower or its Consolidated Subsidiaries and (y) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities.

“Consolidated Subsidiary” of any Person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements as of such date; provided, however, that Qualified Transition Bond Issuers and Subsidiaries of Qualified Transition Bond Issuers shall not be deemed to be Consolidated Subsidiaries of the Borrower.

“Consolidated Total Capitalization” shall mean the sum of (i) Consolidated Shareholders’ Equity, (ii) Consolidated Senior Debt and (iii) Subordinated Obligations excluded from the calculation of Senior Debt.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Conversion Notice” shall mean a request made pursuant to Section 2.03(b) substantially in the form of Exhibit B-2.

“Convert”, “Converting”, “Conversion” and “Converted” each shall refer to a conversion of Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (or a combination of Types) or Revolving Credit Loans of the same Type having the same or a new Interest Period or the selection of a new, or the renewal of the same, Interest Period for Term Benchmark Loans, pursuant to Sections 2.03, 2.07 or 2.11(a)(ii).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Party” shall have the meaning given such term in Section 8.25(a).

“Credit Documents” shall mean this Agreement, the Fee Letters and any promissory notes issued by the Borrower hereunder.

“Credit Parties” shall mean the Agent, the Swingline Lender and the Lenders.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, provided that if Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing”  shall mean any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” shall mean any Loan that bears interest at a rate determined by reference to ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~.

“Debt Ratings” shall mean (a) from the Closing Date until the Borrower has a senior unsecured non-credit enhanced long term debt rating, the ratings (whether explicit or implied) assigned by S&P and Moody’s to the senior secured non-credit enhanced long term debt of the Borrower and (b) thereafter, the ratings (whether explicit or implied) assigned by S&P and Moody’s to the senior unsecured non-credit enhanced long term debt of the Borrower.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan” shall mean a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Default” shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (i) has failed, within three Business Days of the date required to be funded or paid, to (A) fund any portion of its Loans, (B) fund any portion of its participations in Swingline Loans or (C) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (A) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower, the Agent or the Swingline Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (iii) has failed, within three Business Days after written request by the Agent or the Swingline Lender acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet its obligations) to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Agent’s or the Swingline Lender’s (as applicable) receipt of such certification in form and substance reasonably satisfactory to it and the Agent, or (iv) has, or has a Lender Parent that has, (a) become the subject of a Bankruptcy Event or (b) become the subject of a Bail-In Action.

“Disqualified Institution” shall mean, on any date, any Person (and any of such Person’s Subsidiaries or Affiliates clearly identifiable solely on the basis of the similarity of its name) that is a Competitor of the Borrower, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Agent and the Lenders (including by posting such notice to the Platform) not less than three Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Agent from time to time at the following email address: agencyservices.requests@wellsfargo.com.  If the DQ List and any updates are not sent to such email address, then such DQ List or update shall not be deemed received and not effective.

“dollars” or “$” shall mean lawful money of the United States of America.

“DQ List” shall have the meaning given such term in Section 8.04(g)(iv).

 “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 8.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.04(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 8.04(g).

“Eligible Successor” shall have the meaning given such term in Section 5.09(a).

“Equity-Credit Preferred Securities” shall mean securities, however denominated, (i) issued by the Borrower or a Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the latest Commitment Termination Date of the Lenders.

“Equity Interests” of any Person shall mean the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors’ qualifying shares) of such Person.

“ERCOT” shall mean the Electric Reliability Council of Texas or any other entity succeeding thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any

ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” shall have the meaning given such term in Section 7.09(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning given such term in Section 7.09(d).

“Erroneous Payment Impacted Class” shall have the meaning given such term in Section 7.09(d).

“Erroneous Payment Return Deficiency” shall have the meaning given such term in Section 7.09(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning given such term in Article VI.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender (which for purposes of this clause (ii) shall include the Swingline Lender), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.16) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Credit Party’s failure to comply with Section 2.15(g) and (iv) any Taxes imposed under FATCA.

“Existing Commitment Termination Date” shall have the meaning given such term in Section 2.20(a).

“Existing Notes” shall mean all senior secured notes and debentures outstanding on the date hereof and disclosed in the Borrower’s applicable periodic and/or current reports filed with the SEC and any refinancings, additional issuances, or replacements thereof.

“Extending Lender” shall have the meaning given such term in Section 2.20(b).

“Extension Date”  shall have the meaning given such term in Section 2.20(a).

“Extension of Credit” shall mean (i) the making of a Revolving Credit Loan or (ii) the making of a Swingline Loan.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreement entered into with respect thereto and any rules, guidance or legislation implementing any such intergovernmental agreement, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations or official interpretations of the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” shall mean, collectively, (i) the Administrative Agent Fee Letter, (ii) the Fee Letter, dated as of January 23, 2025, among JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Wells Fargo Bank, and the Borrower, ~~and~~ (iii) the Fee Letter, dated as of January 23, 2025, among Barclays Bank PLC, Mizuho Bank, Ltd. and the Borrower,  and (iv) the Fee Letter, dated as of February 10, 2026, among Wells Fargo Securities, LLC and the Borrower, each as amended, modified or supplemented from time to time.

“Fees” shall mean the Commitment Fee, the Administrative Fees and any other fees provided for in the Fee Letters.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor.

“Financial Officer” of any corporation or limited liability company shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing Persons, of such corporation or limited liability company.

“First Amendment Effective Date” shall mean February 20, 2026.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.  For the avoidance of doubt the Floor for any applicable Benchmark shall not be less than 0.00%.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedging Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Holdings” shall mean Oncor Electric Delivery Holdings Company LLC.

“Increase Effective Date” shall have the meaning given such term in Section 2.19(a).

“Increase Joinder” shall have the meaning given such term in Section 2.19(c).

“Incremental Commitment Increase”  shall have the meaning given such term in Section 2.19(a).

“Indebtedness” of any Person shall mean (without duplication) all indebtedness of such Person (i) for borrowed money or evidenced by bonds, indentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (excluding trade payables in the ordinary course of business that are not more than 60 days overdue) that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (iii) as lessee for the principal component of all leases that are recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) in respect of Indebtedness of others secured by a Lien on any asset of such Person (with the Indebtedness of such Person described in this clause (v) deemed to be equal to the lesser of (a) the aggregate unpaid amount of such Indebtedness and (b) the fair market value of the property encumbered thereby as determined by such Person in good faith), (vi) all net payment obligations of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates and (vii) under direct or indirect guaranties in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through (vi) above (provided that this clause (vii) shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness)); provided, however, that for all purposes, the following shall be excluded from the definition of “Indebtedness”:  (A) Qualified Transition Bonds (including interest rate swaps entered into by any Qualified Transition Bond Issuer of the Borrower in connection with Qualified Transition Bonds issued by such Qualified Transition Bond Issuer), (B) amounts payable from the Borrower to current or former Affiliates in connection with nuclear decommissioning costs, retail clawback or other regulatory transition issues and (C) any Indebtedness defeased by such Person or by any Subsidiary of such Person.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitee” shall have the meaning given such term in Section 8.05(c).

“Indentures” shall mean the indentures and note purchase agreements for the Existing Notes, any supplements, amendments or replacements of such indentures and note purchase agreements and all other indentures and other agreements governing notes, loans and/or other obligations pursuant to the Mortgage.

“Interest Payment Date” shall mean, (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and (d) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.07), each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or, if there is no such corresponding day in such month, then the last day of such month).

“Interest Period” shall mean (i) as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (in each case, subject to the availability thereof), and (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Commitment Termination Date of any Lender, and (C) the date such Borrowing is repaid or prepaid in accordance with Section 2.05,  Section 2.08(b) or Section 2.09;  provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of Term Benchmark Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Joint Lead Arranger” shall mean Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC and Mizuho Bank, Ltd.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” shall have the meaning given such term in the preamble hereto.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds (other than pursuant to an ordinary course consignment) subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” shall mean a Revolving Credit Loan or a Swingline Loan.

“Mandatory Borrowing” shall have the meaning given such term in Section 2.18(d).

“Material Adverse Change” shall mean any circumstances or conditions affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Credit Parties under this Agreement or any of the other Credit Documents.

“Maximum Rate” shall have the meaning given such term in Section 8.14(a).

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008 (as amended, modified or supplemented from time to time), by the Borrower as grantor, to and for the benefit of the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Borrower, any Subsidiary or any ERISA Affiliate is making, or accruing an obligation to make, contributions or with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could incur liability under Title IV of ERISA.

“Net Tangible Assets” shall mean the amount shown as total assets on the Borrower’s unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on the Borrower’s unconsolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests.  Net Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Borrower is engaged.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders in accordance with the terms of Section 8.08 and (ii) has been approved by the Required Lenders.

“Non-Dilutive Subsidiary” of any Person and with respect to any Subsidiary of such Person (the “original Subsidiary”) shall mean any other Subsidiary of such Person if the percentage of the Equity Interests held by such Person in such other Subsidiary is at least as great as the percentage of the Equity Interests held by such Person in such original Subsidiary.

“Non-Extending Lender” shall have the meaning given such term in Section 2.20(b).

“non-recourse carveout liabilities” shall have the meaning given such term in the definition of “Non-Recourse Indebtedness”.

“Non-Recourse Indebtedness” shall mean, at any time, Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the acquisition of property or assets by the Borrower or such Subsidiary or the financing of the construction of or improvements on property, whenever acquired, that, under the terms of such Indebtedness and pursuant to Applicable Law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited solely to the assets and Equity Interests of the special purpose vehicle that incurred such Indebtedness or to the property or assets so acquired, or such construction or improvements, and any accession or additions thereto and proceeds thereof, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to such Indebtedness or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect at such time; provided, however, that Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the Borrower, any of its Subsidiaries or any other Person for (a)

environmental representations, warranties or indemnities, (b) indemnities for and liabilities arising from (i) fraud, (ii) misrepresentation, (iii) misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received from secured assets to be paid to the lender, (iv) waste, (v) materialmen’s and mechanics’ liens or (vi) similar matters (including, without limitation, guarantees of liabilities in respect of the foregoing clauses (i) through (vi), which are referred to herein as “non-recourse carveout liabilities”) or (c) equity commitments that are customary and of a type consistent with other limited recourse project financings, and other limited guarantees and other contractual carve-outs to the non-recourse nature of such Indebtedness that are customary and consistent with other limited recourse project financings, in each case as determined reasonably and in good faith by the Borrower; provided, that any such guarantees (for the avoidance of doubt, other than guarantees of non-recourse carveout liabilities) shall not exceed 15% in the aggregate of any such Indebtedness.

“Note” shall mean each promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form attached as Exhibit F, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”  shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and any of its Subsidiaries arising under any Credit Document or otherwise with respect to any Loan entered into with the Borrower or any Subsidiary of the Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or such Subsidiary of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Credit Documents (and any of its Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by the Borrower under any Credit Document.

“Other Connection Taxes” shall mean, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Outstanding Credits” of any Lender shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all outstanding Revolving Credit Loans made by such Lender plus (ii) such Lender’s Swingline Outstandings on such date.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” shall have the meaning given such term in Section 8.04(d).

“Participant Register” shall have the meaning given such term in Section 8.04(d).

“Participating Receivables Grantor” shall mean the Borrower or any Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.

“Patriot Act” shall have the meaning given such term in Section 8.20.

“Payment Recipient” shall have the meaning given such term in Section 7.09(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” shall mean, for any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such date by the Total Commitment on such date.

“Permitted Encumbrances” shall mean, as to any Person at any date, any of the following:

(i)(A) Liens for Taxes, assessments or governmental charges not then delinquent and Liens for workers’ compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for Taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such Person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and that do not impair the use of the property or the operation of such Person’s business, (B) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics’ or materialmen’s Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

(ii)Liens securing indebtedness, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

(iii)rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such Person;

(iv)rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such Person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(v)easements, licenses, restrictions, exceptions or reservations in any property and/or rights of way of such Person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such Person;

(vi)rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such Person;

(vii)any obligations or duties, affecting the property of such Person, to any municipality or public authority with respect to any franchise, grant, license or permit;

(viii)as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

(ix)any judgment Lien against such Person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders’ Equity of such Person, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

(x)any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such Person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

(xi)any landlords’ Lien on fixtures or movable property located on premises leased by such Person in the ordinary course of business so long as the rent secured thereby is not in default; or

(xii)any Lien of the Agent (as defined in the $2 Billion Revolving Credit Agreement) on the Cash Collateral Account (as defined in the $2 Billion Revolving Credit Agreement).

“Permitted Holders” shall mean any of (i) Sempra or any of its Affiliates, (ii) Texas Transmission or any of its Affiliates or (iii) any member of, or other investor in, Texas Transmission or any of its Affiliates, or any investment fund or vehicle managed, sponsored or advised by any such member or investor, and any Affiliate of or successor to any such investment fund or vehicle. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change in Control as a result of a Permitted Transaction, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are limited recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (i) a Person that is not a Subsidiary or (ii) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Subsidiary.

“Permitted Sale Leaseback” shall mean any Sale Leaseback existing on the Closing Date or consummated by the Borrower or any Subsidiary after the Closing Date; provided that any such Sale Leaseback consummated after the Closing Date not between the Borrower and one of its Subsidiaries is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $250,000,000, the board of directors of the Borrower or such Subsidiary (which such determination may take into account any retained interest or other investment of the Borrower or such Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Transaction” shall mean a transaction (i) for which all required approvals from each applicable Governmental Authority have been duly obtained, (ii) after which the Borrower will remain subject to “ring-fencing” measures substantially the same as the ring-fencing measures in effect on the Closing Date, unless such ring-fencing measures are (x) no longer required by the PUCT or (y) are modified by the PUCT, provided that, in the case of clause (y), the Borrower will maintain “ring-fencing” measures as required by the PUCT, (iii) that does not result in the Borrower’s Debt Rating issued by S&P being lower than BBB- (stable) or the Borrower’s Debt Rating issued by Moody’s being lower than Baa3 (stable), and (iv) at the time of and after giving effect to which, no Default shall have occurred and be continuing.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or Governmental Authority, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” shall have the meaning given such term in Section 8.17(d).

“Post-Increase Revolving Lenders” shall have the meaning given such term in Section 2.19(d).

“Pre-Increase Revolving Lenders” shall have the meaning given such term in Section 2.19(d).

“Prepayment Notice” shall mean a notice given pursuant to Section 2.09(a) in substantially the form of Exhibit D.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUCT” shall mean the Public Utility Commission of Texas or any successor.

“QFC Credit Support” shall have the meaning given such term in Section 8.25.

“Qualified Transition Bond Issuer” shall mean, with respect to the Borrower, (i) the Borrower, (ii) a Subsidiary of the Borrower formed and operating solely for the purpose of (A) purchasing and owning transition property created under a “financing order” (as such term is defined in the Texas Utilities Code) issued by the PUCT, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above or (iii) any directly or indirectly held Subsidiary of the Borrower formed and operating for purposes that include owning a Person identified in clause (ii) above.

“Qualified Transition Bonds” of the Borrower shall mean securities, however denominated, that are (i) issued by a Qualified Transition Bond Issuer, (ii) secured by or otherwise payable from transition charges or system restoration charges authorized pursuant to the financing order referred to in clause (ii) (A) of the definition of “Qualified Transition Bond Issuer”, and (iii) non-recourse to the Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.

“Receivables Facility Assets”  shall mean presently existing and hereafter arising or originated Accounts, Chattel Paper, and Payment Intangibles (as each such term is defined in the Uniform Commercial Code in effect in the State of New York from time to time) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as such term is defined in the Uniform Commercial Code in effect in the State of New York from time to time) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto, and all proceeds of the foregoing.

“Reference Time”  with respect to any setting of the then-current Benchmark shall mean (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning given such term in Section 8.04(c).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

“Required Lenders” shall mean, at any time, (i) Lenders having Commitments representing in excess of 50% of the Total Commitment or (ii) if the Total Commitment has been terminated, Lenders with Outstanding Credits in excess of 50% of the aggregate amount of Outstanding Credits.

“Required Reimbursement Date” shall have the meaning given such term in Section 2.17(c)(i).

“Removal Effective Date” shall have the meaning given such term in Section 7.06(b).

“Resignation Effective Date” shall have the meaning given such term in Section 7.06(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Loan” shall mean a loan made pursuant to Section 2.02, whether made as a Term Benchmark Loan or as an ABR Loan.

“S&P” shall mean Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or one of its Subsidiaries (i) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (ii) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

 “Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” shall mean the Securities and Exchange Commission.

“Sempra” shall mean Sempra, a California corporation.

“Senior Debt” of any Person shall mean (without duplication) (i) all Indebtedness of such Person described in clauses (i) through (iii) of the definition of “Indebtedness,” (ii) all Indebtedness of such Person described in clause (iv) of the definition of “Indebtedness” in respect of unreimbursed drawings under letters of credit described in such clause (iv), and (iii) all direct or indirect guaranties of such Person in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) and (ii) above; provided, however, that in calculating “Senior Debt” of the Borrower, (x) any amount of Equity-Credit Preferred Securities not included in the definition of “Consolidated Shareholders Equity” shall be included and (y) all Subordinated Obligations shall be excluded.

“Significant Disposition” shall mean, with respect to the Borrower or any Significant Subsidiary, a sale, lease, disposition or other transfer (including, without limitation, a disposition effected pursuant to a division)  (whether in one transaction or in a series of related transactions) of all or substantially all of its assets, excluding to the extent otherwise constituting a Significant Disposition (i) any such sale, lease, disposition or other transfer by a Significant Subsidiary to the Borrower, another Significant Subsidiary or a Non-Dilutive Subsidiary, (ii) dispositions of accounts receivable in connection with the collection or compromise thereof, (iii) dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, (iv) dispositions of any assets required by any Governmental Authority, and (v) any such sale, lease, disposition or other transfer made by the Borrower to an Eligible Successor.

“Significant Subsidiary” shall mean, at any time, any Subsidiary of the Borrower that as of such time has total assets in excess of 10% of the total assets of the Borrower and its Consolidated Subsidiaries.

“SOFR”  shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Market Index Rate” shall mean a daily floating rate per annum equal to ~~Adjusted~~the Term SOFR Rate for a one-month tenor on each day during the relevant period. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.

“SOFR Market Index Rate Borrowing” shall mean any Borrowing of Swingline Loans which bears interest based on the SOFR Market Index Rate.

“SOFR Market Index Rate Loan” shall mean any Swingline Loan bearing interest at a rate determined by reference to the SOFR Market Index Rate.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Subordinated Obligations” shall mean obligations of any Person that are subordinate in right of payment and enforcement to the prior payment of the Obligations arising under the Credit Documents on the terms set forth in Schedule 5.12 or such other terms as are acceptable to the Required Lenders.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that Qualified Transition Bond Issuers and Subsidiaries of Qualified Transition Bond Issuers shall not be deemed to be Subsidiaries of the Borrower.

“Substantial” shall mean an amount in excess of 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

“Supported QFC” shall have the meaning given such term in Section 8.25.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.18, as the same may be reduced from time to time pursuant to

Section 2.08 or Section 2.18.  The amount of the Swingline Commitment shall initially be the lesser of (i) $100,000,000 and (ii) the amount of the unused commitments of Wells Fargo Bank to make Revolving Credit Loans hereunder, but shall in no event exceed the Total Commitment.

“Swingline Lender” shall have the meaning given such term in the preamble hereto and any successor thereto designated in accordance with Section 8.09.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.18.

“Swingline Outstandings” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Outstandings of any Lender at any time shall equal the sum of (i) its Percentage of the aggregate Swingline Outstandings at such time other than with respect to any Swingline Loans made by such Lender and (ii) the aggregate principal amount of all Swingline Loans made by such Lender as Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Termination Date” shall mean the date that is three Business Days before the Commitment Termination Date in effect for the Lender that is also the Swingline Lender or such earlier date (i) designated at the option of the Swingline Lender pursuant to Section 2.20(h) in connection with any extension of the Commitment Termination Date or (ii) upon the resignation of the Swingline Lender pursuant to Section 8.09.

“Tax” or “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Borrowing” shall mean any Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” shall mean any Loan bearing interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator, provided that if the Term SOFR Rate as so determined would be less than zero, such rate shall be determined to be zero.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on  such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Texas Transmission” shall mean Texas Transmission Investment LLC.

“Total Commitment” shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time (including the Incremental Commitment Increase of any Lender that becomes a Post-Increase Revolving Lender pursuant to Section 2.19).  The initial amount of the Total Commitment is $1,000,000,000.

“Trade Date” shall have the meaning given such term in Section 8.04(g)(i).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined or, if applicable pursuant to Section 2.07,  ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~.  For purposes hereof, “Rate” shall include the ~~Adjusted~~ Term SOFR Rate and the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”  shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” shall have the meaning given such term in Section 8.25.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in Section 2.15(g)(ii)(B)(3).

“Voting Shares” shall mean, as to shares or other Equity Interests of a particular corporation or other type of Person, outstanding shares of stock or other Equity Interests of any class of such corporation or other Person entitled to vote in the election of directors or other comparable managers of such Person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

“Wells Fargo Bank” shall have the meaning given such term in the preamble hereto.

“WHO” shall mean the World Health Organization or any successor.

“Wholly Owned Subsidiary” of any Person shall mean any Consolidated Subsidiary of such Person, all the shares of common Equity Interests and other Voting Shares (except directors’ qualifying shares) of which are at the time directly or indirectly owned by such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower and the Agent.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such ~~amendment~~amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower’s audited financial statements referred to in Section 3.05.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.03.Interest Rates; Benchmark Notification.  The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.07(b) provides a mechanism for determining an alternative rate of interest.  The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.04.Divisions.  For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE CREDITS

SECTION 2.01.Commitments.

(a)Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower at any time and from time to time until the Commitment Termination Date of such Lender up to the amount of such Lender’s Available Commitment.

Notwithstanding the foregoing, at no time shall (A) the aggregate amount of Outstanding Credits exceed the Total Commitment and (B) any Lender’s Outstanding Credits exceed the amount of such Lender’s Commitment.

(b)Within the foregoing limits, the Borrower may borrow, pay or prepay Revolving Credit Loans and request new Extensions of Credit on and after the date hereof and prior to the latest Commitment Termination Date subject to the terms, conditions and limitations set forth herein.

SECTION 2.02.Revolving Credit Loans.

(a)Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made or Converted by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Credit Loan required to be made by such other Lender).  The Revolving Credit Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments).

(b)Subject to Section 2.07, each Borrowing under this Section 2.02 shall be comprised entirely of Term Benchmark Loans, ABR Loans, or, if applicable pursuant to Section 2.07, Daily Simple SOFR Loans, in each case, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time.  No more than 18 Term Benchmark Borrowings may be outstanding at any time.

(c)Each Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than noon, New York City time, and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or otherwise waived, return the amounts so received to the respective Lenders.  Revolving Credit Loans shall be made by the Lenders pro rata in accordance with Section 2.12.  Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this subsection (c), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender’s failure to make such portion available) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate.  If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender’s Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03.Borrowing and Conversion Procedures.

(a)Borrowing Procedure.  In order to request a Borrowing (other than a Swingline Loan, a Mandatory Borrowing or a Conversion), the Borrower shall hand deliver or send via facsimile (or electronic mail) to the Agent a duly completed Borrowing Request (i) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before such Borrowing, (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day of such Borrowing or (iii) if applicable pursuant to Section 2.07, in the case of a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, five (5) U.S. Government Securities Business Days before the date of such Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Term Benchmark Borrowing or an ABR Borrowing, (B) the date of such Borrowing (which shall be a Business Day) and the amount thereof, and (C) if such Borrowing is to be a Term Benchmark Borrowing, the Interest Period with respect thereto, which shall not end after any Commitment Termination Date.

(b)Voluntary Conversion Procedure.  The Borrower may on any Business Day, upon delivery of a duly completed Conversion Notice given to the Agent not later than 12:00 p.m., New York City time, three (3) U.S. Government Securities Business Days prior to the date of any proposed Conversion into or resulting in Term Benchmark Loans, and not later than 11:00 a.m., New York City time, on the same Business Day of any proposed Conversion into or resulting in ABR Loans, Convert all Revolving Credit Loans of one Type made in connection with the same Borrowing into Revolving Credit Loans of another Type (or combination of Types) or Revolving Credit Loans of the same Type having the same or a new Interest Period; provided, however, that any Conversion of, or with respect to, any Term Benchmark Loans shall be made on, and only on, the last day of an Interest Period for such Term Benchmark Loans, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.05(b) on the date of such Conversion.  Each such Conversion Notice shall be irrevocable and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Loans to be Converted, and (iii) if such Conversion is into, or with respect to, Term Benchmark Loans, the duration of the Interest Period for each such resulting Term Benchmark Loan.

(c)Mandatory Conversion, Etc.  If in any Borrowing Request delivered under subsection (a) above or any Conversion Notice delivered under subsection (b) above, the Borrower shall fail to select the Type of any Revolving Credit Loan, or if any proposed Borrowing or Conversion of a Borrowing that is to comprise Term Benchmark Loans upon such Borrowing or Conversion shall not occur as a result of the circumstances described in subsection (d) below, then (unless, in the case of any Conversion, the applicable Borrowing is repaid at the end of the then effective Interest Period) the Agent will forthwith so notify the Borrower and the Lenders, and such Loans will automatically, on the last day of the then existing Interest Period therefor, be made as, or Convert into, as the case may be, a Term Benchmark Loan with an Interest Period of one month.  If no Interest Period with respect to any Term Benchmark Borrowing is specified in any such Borrowing Request or Conversion Notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the limitations set forth in the definition of “Interest Period”).

(d)General Provisions.  Notwithstanding any other provision of this Agreement to the contrary, the Borrower may not elect an Interest Period in excess of one month for any Term Benchmark Borrowing at any time an Event of Default has occurred and is continuing.  Notwithstanding any other provision of this Agreement to the contrary, no Term Benchmark Borrowing shall be requested or Converted if the Interest Period with respect thereto would end after any Commitment Termination Date.  The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.Fees.

(a)The Borrower agrees to pay to the Agent, for the account of each Lender, a commitment fee (a “Commitment Fee”), at a rate per annum equal to the Commitment Fee Percentage from time to time in effect on the daily average Available Commitment of such Lender (calculated, for purposes of this provision, without regard to such Lender’s Swingline Outstandings) during the preceding quarter (or other period commencing on the date of this

Agreement or ending on the Commitment Termination Date of such Lender or any other date on which the Commitment of such Lender shall be terminated).

(b)The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in arrears on the date that is fifteen (15) calendar days (or, if such date is not a Business Day, on the immediately succeeding Business Day) following each March 31, June 30, September 30 and December 31 (with the first payment being due on April 15, 2025) and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein.  The Commitment Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the date of termination of such Lender’s Commitment, as provided herein.

(c)The Borrower agrees to pay to the Agent fees from time to time payable to the Agent in its capacity as Agent pursuant to and in accordance with the terms and conditions set forth in the Administrative Agent Fee Letter (collectively, the “Administrative Fees”).

(d)All Fees payable under the Fee Letters shall be paid on the dates due, in immediately available funds, to the Joint Lead Arrangers and to the Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.05.Repayment of Loans; Evidence of Indebtedness.

(a)The outstanding principal balance of each (i) Revolving Credit Loan made by any Lender shall be due and payable on the Commitment Termination Date of such Lender and (ii) Swingline Loan shall be due and payable on the earlier of the Swingline Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness to such Lender resulting from each Extension of Credit made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Agent shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to subsections (b) and (c) above shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Outstanding Credits in accordance with their terms.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the form of Exhibit F attached hereto or such other form approved by the Agent and the Borrower.

SECTION 2.06.Interest on Loans.

(a)The Loans comprising each Term Benchmark Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the ~~Adjusted~~ Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect for Term Benchmark Borrowings.

(b)The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect for ABR Borrowings.

(c)The Loans comprising each Daily Simple SOFR Borrowing, if applicable pursuant to Section 2.07, shall bear interest at ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ plus the Applicable Margin.

(d)The Swingline Loans comprising each SOFR Market Index Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the SOFR Market Index Rate plus the Applicable Margin from time to time in effect for SOFR Market Index Rate Borrowings.

(e)Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement.  The applicable ~~Adjusted Daily Simple SOFR Rate, Adjusted~~ Term SOFR Rate, Alternate Base Rate, Daily Simple SOFR or SOFR Market Index Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by  Wells Fargo Bank, and such determination shall be conclusive absent manifest error; provided that  Wells Fargo Bank shall, upon request, promptly provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

SECTION 2.07.Alternate Rate of Interest.  (a)  Subject to clauses (b), (c), (e) and (f) of this Section 2.07, if prior to the commencement of any Interest Period for a Term Benchmark Borrowing:

(i)the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the Adjusted~~ Daily Simple SOFR ~~Rate, the Adjusted Term SOFR Rate,~~ or the Term SOFR Rate, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii)the Agent is advised by the Required Lenders that ~~the Adjusted~~ Daily Simple SOFR ~~Rate, the Adjusted Term SOFR Rate,~~ or the Term SOFR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective and shall instead be deemed to be a Borrowing Request, for (x) a Daily Simple SOFR Borrowing so long as ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is not the subject of Sections 2.07(a)(i) or 2.07(a)(ii) above or (y) an ABR Borrowing if ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is also the subject of Sections 2.07(a)(i) or 2.07(a)(ii) above and (B) if any Borrowing Request requests a Term Benchmark Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.07(a) with respect to the ~~Adjusted~~ Term SOFR Rate, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is not also the subject of Sections 2.07(a)(i) or 2.07(a)(ii) above or (y) an ABR Loan if ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is also the subject of Sections 2.07(a)(i) or 2.07(a)(ii) above.

(b)  Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)  Notwithstanding anything to the contrary herein or in any other Credit Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d)  The Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.07.

(e)  Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Borrower’s receipt of written notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans (or Swingline Loans) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to (i) a Daily Simple SOFR Borrowing so long as ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is the subject of a Benchmark Transition Event. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the ~~Adjusted~~ Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.07, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is not the subject of a Benchmark Transition Event or (y) an ABR Loan if ~~the Adjusted~~ Daily Simple SOFR ~~Rate~~ is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

SECTION 2.08.Termination and Reduction of Commitments.

(a)The Swingline Commitment shall terminate on the Swingline Termination Date. The Commitment of each Lender shall terminate automatically on the Commitment Termination Date of such Lender.

(b)Upon at least two Business Days’ prior written notice to the Agent, the Borrower may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Commitments to an amount less than (1) the aggregate amount of Outstanding Credits on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.09) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Commitments to $0.  The Agent shall advise the Lenders of any notice given pursuant to this subsection (b) and of each Lender’s portion of any such termination or reduction of the Commitments.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that, without limiting Section 8.05(b), a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the ac-count of the Lenders, on the date of each termination or reduction of the Commitments, the Commitment Fee on the amount of the Available Commitments so terminated or reduced, in each case accrued through the date of such termination or reduction.

SECTION 2.09.Prepayment.

(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving a Prepayment Notice via facsimile or e-mail (or telephone notice promptly confirmed by facsimile or e-mail) to the Agent:  (i) before 12:00 p.m., New York City time, three (3) U.S. Government Securities Business Days prior to prepayment, in the case of Term Benchmark Loans, (ii) before 1:00 p.m., New York City time, on the Business Day of prepayment, in the case of ABR Loans, and (iii) before 12:00 p.m., New York City time, five (5) U.S. Government Securities Business Days prior to prepayment, in the case of Daily Simple SOFR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000.  Prepayments will be applied first to ABR Borrowings, then to Daily Simple SOFR Borrowings, and then to Term Benchmark Borrowings in direct order of Interest Period maturities.  Prepayments of Swingline Loans are permitted in accordance with Section 2.18(c).  Each Prepayment Notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(b), then such Prepayment Notice may be revoked if such notice of termination is revoked in accordance with Section 2.08(b).

(b)On any date on which the Total Commitment shall be reduced pursuant to Section 2.08(b) above, the Borrower shall, with respect to outstanding Loans, prepay such Loans to cause the Outstanding Credits to be no greater than the Total Commitment (after giving effect to any such reduction pursuant to Section 2.08(b)).

SECTION 2.10.Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan requirement, insurance charge or other assessment against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the ~~Adjusted~~ Term SOFR Rate) or the Swingline Lender;

(ii)subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, the Swingline Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, Converting or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Credit Party, the Borrower will pay to such Lender or such other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or such other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or the Swingline Lender determines that any Change in Law affecting such Lender or the Swingline Lender or any lending office of such Lender or such Lender’s or the Swingline Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Swingline Lender’s capital or on the capital of such Lender’s or the Swingline Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swingline Loans held by, such Lender, to a level below that which such Lender or the Swingline Lender or such Lender’s or the Swingline Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Swingline Lender’s policies and the policies of such Lender’s or the Swingline Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Swingline Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Swingline Lender or such Lender’s or the Swingline Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or the Swingline Lender setting forth the amount or amounts necessary to compensate such Lender, the Swingline Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Swingline Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the Swingline Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Swingline Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Swingline Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or the Swingline Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Swingline Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.11.Change in Legality.

(a)Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to make or maintain any Term Benchmark Loan or to give effect to its obligations as contemplated hereby with respect to any Term Benchmark Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

(i)declare that Term Benchmark Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Term Benchmark Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

(ii)require that all outstanding Term Benchmark Loans made by it be Converted to ABR Loans, in which event all such Term Benchmark Loans shall be automatically Converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Term Benchmark Loans that would have been made by such Lender or the Converted Term Benchmark Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Term Benchmark Loans.

(b)For purposes of this Section, a notice by any Lender shall be effective as to each Term Benchmark Loan, if lawful, on the last day of the Interest Period currently applicable to such Term Benchmark Loan; in all other cases such notice shall be effective on the date of receipt.

SECTION 2.12.Pro Rata Treatment.

Except as required under Sections 2.10, 2.15, 2.20 and 2.21, each Extension of Credit, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of Commitment Fees, each reduction of the Total Commitment and each Conversion of any Borrowing of Revolving Credit Loans, shall be allocated pro rata among the Lenders in accordance with their respective Percentages (or, if such Lender’s Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their Outstanding Credits).  For purposes of determining the Available Commitments of the Lenders at any time, Swingline Outstandings shall be calculated in accordance with the definition of “Swingline Outstandings”.  Each Lender agrees that in computing such Lender’s portion of any Extension of Credit to be made hereunder, the Agent may, in its discretion, round each Lender’s Percentage of such Extension of Credit to the next higher or lower whole dollar amount.

SECTION 2.13.Sharing of Setoffs.

(a)Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”)  or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Loans or Swingline Outstandings as a result of which the unpaid principal portion of its Revolving Credit Loans and Swingline Outstandings shall be reduced so as to be proportionately less than the unpaid principal portion of the Revolving Credit Loans and Swingline Outstandings of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Credit Loans or Swingline Outstandings of such other Lender, so that the aggregate unpaid principal amount of the Revolving Credit Loans and Swingline Outstandings and participations in the Revolving Credit Loans and Swingline Outstandings held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans and Swingline Outstandings then outstanding as the principal amount of its Revolving Credit Loans and Swingline Outstandings prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Revolving Credit Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Credit Loans or Swingline Outstandings deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.  The provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

(b)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(d), 2.18(d) or subsection (f) of Article VII, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent or the Swingline Lender to satisfy such Lender’s obligations to it under such provision of this Agreement until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such provision, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

SECTION 2.14.Payments.

(a)The Borrower shall make each payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder from an account in the United States not later than 1:00 p.m., New York City time, on the date when due in dollars to the Agent at its offices at 1525 West W.T. Harris Blvd., 1B1. MAC D110-019, Charlotte, NC 28262, or such other address or account as the Agent may from time to time notify to the Borrower and the Lenders in writing, in immediately available funds.  Each such payment shall be made without off-set, deduction or counterclaim; provided that the foregoing shall not constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Agent or any Lender.

(b)Whenever any payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)If the Borrower shall default (after giving effect to any applicable grace period under paragraph (c) of Article VI) in the payment of any amount becoming due hereunder (other than the principal amount of any Loan), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the fullest extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the rate of interest applicable to ABR Loans plus 2.00%.

SECTION 2.15.Taxes.

(a)Swingline Lender.  For purposes of this Section 2.15, the term “Lender” includes the Swingline Lender.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower shall indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party (with a copy to the Agent, unless the Agent is such Credit Party), or by the Agent on its own behalf or on behalf of any other Credit Party, shall be conclusive absent manifest error.  Notwithstanding anything herein to the contrary, the Borrower shall not be required to indemnify a Credit Party for any accrued Indemnified Taxes under this Section 2.15(d) unless such Credit Party notifies the Borrower of such indemnification claim no later than 180 days after the earlier of (i) the date on which the Credit Party receives from the relevant Governmental Authority written notice of the imposition of such Indemnified Taxes, and (ii) the date on which such Credit Party has made payment of such Indemnified Taxes; provided that the foregoing shall not limit the Borrower’s obligation to indemnify such Credit Party for such Indemnified Taxes accrued after such earlier date if such Credit Party has given timely notice thereof to the Borrower under this Section 2.15(d); and provided further, that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)  Agent and any successor or supplemental Agent shall deliver to Borrower on or prior to the date such Person becomes an Agent under this Agreement two executed copies of (i) if such Agent is a U.S. Person, an IRS Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding Tax or (ii) if such Agent is not a U.S. Person, (A) with respect to amounts received on its own account, an applicable IRS Form W-8ECI and (B) with respect to amounts received on account of any Lender, an executed IRS Form W-8IMY certifying that it is either (i) a “qualified intermediary” within the meaning of U.S. Treasury Regulation Section 1.1441-1(e)(5) and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code or (ii) a “U.S. branch” within the meaning of U.S. Treasury Regulation Section 1.1441-1(b)(2)(iv) and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. Person as set forth in U.S. Treasury Regulation Section 1.1441-1(b)(2)(iv), in each case for the purpose of permitting Borrower to make payments to such Agent without deduction or withholding of any Taxes imposed by the United States.

Each Lender and the Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION 2.16.Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.10, delivers a notice pursuant to Section 2.11 or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.15 or eliminate the illegality under Section

2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 2.10, delivers a notice pursuant to Section 2.11 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with subsection (a) above, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.15) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 8.04(b)(iv);

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 8.05(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.10, illegality pursuant to Section 2.11 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments or, in the case of Section 2.11, eliminate the illegality thereafter;

(iv)such assignment does not violate Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17.[Reserved].

SECTION 2.18.Swingline Loans.

(a)Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time prior to the Swingline Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the sum of the Outstanding Credits of the Swingline Lender exceeding its Commitment or (iii) the sum of the aggregate Outstanding Credits exceeding the Total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

(b)Swingline Loans.  To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan.  Each Swingline Loan shall be a SOFR Market Index Rate Loan and no Swingline Loan may be Converted into a Term Benchmark Loan or an ABR Loan.  The Swingline Lender shall make each Swingline Loan available to Borrower to an account as directed by Borrower in the applicable Borrowing Request maintained with the Agent by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.  Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom.  Swingline Loans shall be made in minimum amounts of $1,000,000 and integral multiples of $500,000 above such amount.

(c)Prepayment.  Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Agent before 12:00 (noon), New York City time, on the proposed date of repayment.

(d)Mandatory Borrowings and Participations.  On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders, with a copy to the Borrower and the Agent, that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s Percentage, and the proceeds thereof shall be applied directly to repay such outstanding Swingline Loans.  Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice in connection with each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.02, (ii) whether any conditions specified in Article IV-B are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made.  In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of an insolvency or other bankruptcy proceeding in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon their respective Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender, until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.  Each Lender shall comply with its obligation under this subsection by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Revolving Credit Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Lenders pursuant to this subsection, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent.  Any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this subsection, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this subsection shall not relieve Borrower of any default in the payment thereof.

SECTION 2.19.Increase in Commitments.

(a)Borrower Request.  Borrower may by written notice to the Agent elect to request, prior to the latest Commitment Termination Date, an increase to the then existing Total Commitments by an amount not in excess of $350,000,000 in the aggregate and not less than $100,000,000 individually (each an “Incremental Commitment Increase”).  Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Commitment Increase shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Agent and (ii) the identity of each assignee to whom the Borrower proposes any portion of such Incremental Commitment Increase be allocated and the amounts of such allocations.  Incremental Commitment Increases may be provided by any existing Lender (it being understood that (i) any existing Lender approached to provide all or a portion of the Incremental Commitment Increase may elect or decline, in its sole discretion, to provide such Incremental Commitment Increase and (ii) the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any such Incremental Commitment Increase) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the Agent and the Swingline Lender shall have consented (not to be unreasonably withheld, in the case of the Agent) to such Lender’s or such Additional Lender’s  making such Incremental

Commitment Increase if such consent would be required under Section 8.04(b)(iii)(B) or (C) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(b)Conditions.  The Incremental Commitment Increase shall become effective, as of such Increase Effective Date; provided that:

(i)all of the representations and warranties of the Borrower set forth in the Credit Documents shall be true and correct in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties), after giving effect to such Incremental Commitment Increase;

(ii)no Default or Event of Default shall have occurred and be continuing or would result from such Incremental Commitment Increase; and

(iii)the Borrower shall deliver or cause to be delivered no later than the proposed Increase Effective Date (A) a certificate of an Authorized Officer of the Borrower to the effect that as of the Increase Effective Date the statements set forth in clauses (i) and (ii) above are true, (B) certified copies of the resolutions of the Board of Directors (or any duly authorized committee thereof) of the Borrower authorizing the Incremental Commitment Increase and all documents evidencing other necessary corporate action and governmental approvals or filings with respect to such Incremental Commitment Increase, (C) a customary opinion of counsel to the Borrower as to such matters related to the foregoing as the Agent may reasonably request and (D) such other documents reasonably requested by the Agent in connection with any such transaction.

(c)Terms of New Loans and Commitments.  The Incremental Commitment Increase shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Agent, each Lender, if any, and each Additional Lender, if any, making such Incremental Commitment Increase, in form and substance satisfactory to each of them.  The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.19.

(d)Adjustment of Loans.  Each of the Lenders having a Commitment prior to such Increase Effective Date (the “Pre-Increase Revolving Lenders”)  shall assign to any Lender or Additional Lender, as the case may be, which is providing a portion of the Incremental Commitment Increase on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Credit Loans and participation interests in Swingline Outstandings on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participation interests in Swingline Outstandings will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Commitments after giving effect to such Incremental Commitment Increase.

SECTION 2.20.Extension of Commitment Termination Date.

The Borrower may at any time from time to time not more than 120 days and not less than 35 days prior to any anniversary of the Commitment Termination Date, by notice to the Agent (who shall promptly notify the Lenders) request that each Lender extend (each such date on which such extension occurs, an “Extension Date”) such Lender’s Commitment Termination Date to the date that is one year after the Commitment Termination Date then in effect for such Lender (the “Existing Commitment Termination Date”); provided, for the avoidance of doubt, that the Borrower may make such a request during the relevant period prior to the first anniversary of the Closing Date, but the Extension Date in connection with such a request shall be on or following the first anniversary of the Closing Date.  For purposes of clarity, at any date of determination, the Commitment Termination Date shall be no later than three (3) years following the applicable date of determination, whether such determination is made before or after giving effect to any extension election made by the Borrower.

(b)Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not later than 25 days prior to the anniversary of the Existing Commitment Termination Date (the “Notice Date”), advise the Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Commitment Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Existing Commitment Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Notice Date), and any Lender that does not so advise the Agent shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Existing Commitment Termination Date.

(c)The Agent shall notify the Borrower of each Lender’s determination under this Section on the earlier of (x) the date that is one (1) Business Day after the Agent receives notice of such Lender’s determination or (y) the date that is one (1) Business Day after the Notice Date.

(d)The Borrower shall have the right, but shall not be obligated, on or before the applicable Commitment Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 8.04, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 8.04, with the Borrower obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Commitment Termination Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f)Notwithstanding the foregoing, (x) no more than two (2) extensions of the Commitment Termination Date shall be permitted hereunder after the First Amendment Effective Date and (y) any extension of any Commitment Termination Date pursuant to this Section 2.20 shall not be effective with respect to any Extending Lender unless as of the applicable Extension Date and immediately after giving effect thereto: (i) there shall exist no Default or Event of Default; (ii) all the representations and warranties of the Borrower set forth in the Credit Documents shall be true and correct in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties, before and after giving effect to such extension); and (iii) the Agent shall have received a certificate from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.

(g)Subject to subsection (e) above, the Commitment of any Non-Extending Lender that has not been replaced pursuant to subsection (d) above shall automatically terminate on its Existing Commitment Termination Date (without regard to any extension by any other Lender), it being understood and agreed that such Non-Extending Lender’s participations in Swingline Loans on such Existing Commitment Termination Date shall terminate thereon.

(h)The Swingline Lender may, in its sole discretion, elect to extend its Swingline Termination Date in connection with any extension of the Commitment Termination Date; provided that, (i) the Borrower and the Agent may appoint a replacement for such resigning Swingline Lender that does not so elect to extend its Swingline Termination Date and (ii) the extension of any Commitment Termination Date may become effective without regard to whether such replacement is appointed.

(i)In connection with any extension of the Commitment Termination Date, the Borrower, the Agent and each Extending Lender may make such amendments to this Agreement as the Agent determines to be reasonably necessary to evidence the extension.   This Section shall supersede Sections 2.13 and 8.08.

SECTION 2.21.Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)Commitment Fees shall cease to accrue on such Defaulting Lender’s Available Commitment.

(b)The Commitment and Outstanding Credits of such Defaulting Lender shall not be included in determining whether (i) the Required Lenders have taken or may take any action under this Agreement or (ii) all Lenders affected thereby have taken or may take any action under this Agreement, except to the extent Section 8.08 expressly requires the consent of such Defaulting Lender to an amendment, waiver or other modification.

(c)If any Swingline Loan is outstanding at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the obligation of such Defaulting Lender to participate in  such Swingline Loan shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Outstanding Credits does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Article IV-B are satisfied at such time (it being understood that such reallocation shall be deemed to be an Extension of Credit that would increase the Outstanding Credits and be subject to satisfaction of the conditions set forth in such Article);

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent prepay its Swingline Loans; and

(iii)so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with subsection (c)(i) above (and such Defaulting Lender shall not participate therein).

(d)In the event that the Agent, the Borrower and the Swingline Lender all agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligation of such Lender to participate in Swingline Loans shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Percentage.

(e)Subject to Section 8.22, no reallocation or cash collateralization of a Defaulting Lender’s obligations pursuant to subsections (c)(i) or (ii) above, and no remedy of the circumstances that caused a Lender to become a Defaulting Lender, shall constitute a waiver or release of any claim that the Borrower or any Credit Party may have against such Defaulting Lender.

(f)Any payment of principal, interest, fees or other amounts received by the Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 2.13 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fourth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans owed to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans owed to such Defaulting Lender until such time as all Loans and funded and unfunded participations in Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to any reallocation of Commitments pursuant to subsection (c)(i) above.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(g)If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, unless the Swingline Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender to defease any risk to it in respect of such Lender hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender:

SECTION 3.01.Organization; Powers.

The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Change, and (iv)  has the limited liability company power and authority to execute, deliver and perform its obligations under the Credit Documents and to request and receive Extensions of Credit hereunder.

SECTION 3.02.Authorization.

The execution, delivery and performance by the Borrower of each Credit Document and the Extensions of Credit hereunder (i) have been duly authorized by all requisite limited liability company action and (ii) will not (A) violate (x) any provision of any material Applicable Law or of the certificate of formation or other constitutive documents (including the limited liability company agreement) of the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries, as the case may be, is subject, or (y) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries, other than in the case of clauses (ii)(A)(y), (ii)(B) and (ii)(C), any such violation, breach, default or Lien that could not reasonably be expected to have a Material Adverse Change.

SECTION 3.03.Enforceability.

Each Credit Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 3.04.Governmental Approvals.

No action, consent or approval of, registration or filing with, or other action by, any Governmental Authority is or will be required in connection with the execution or delivery by the Borrower or the enforceability of this Agreement or any other Credit Document, except such as have been obtained or made and are in full force and effect.

SECTION 3.05.Financial Statements.

(a)The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2023 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower’s Annual Report on Form 10-K, present fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods ended on such date in conformity with GAAP.

(b)Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 and that have been made available to the Lenders and the Swingline Lender on or prior to the Closing Date (collectively, the “Borrower Information”), since December 31, 2023, there has been no Material Adverse Change.

SECTION 3.06.Litigation.

Except as set forth as such in the Borrower Information, there is no action, suit or arbitral or governmental proceeding pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (including, without limitation, in respect of federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or environmental regulation or control) in which there is a reasonable possibility of an adverse decision that could reasonably be expected to result in a Material Adverse Change.

SECTION 3.07.Federal Reserve Regulations.

The use of proceeds of the Loans by the Borrower will not violate the provisions of Regulation T, U or X of the Federal Reserve Board.

SECTION 3.08.Investment Company Act.

The Borrower is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

SECTION 3.09.No Material Misstatements.

(a)No report, financial statement or other written information (other than any projection and other forward-looking information and other information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to any Credit Party pursuant to or in connection with this Agreement, when taken together with all reports of the Borrower filed with the SEC under the Exchange Act, contained any material misstatement of fact or omitted any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which such statements were made; provided that, with respect to projections and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made and notes that whether or not such projections or forward looking statements are in fact achieved will depend upon future events, some of which are not within the control of the Borrower, and actual results may vary from the projections and such variations may be material and, accordingly, the Borrower gives no representation and warranty that such projections and forward looking statements will be achieved.

(b)As of the Closing Date, the information included in the most recent Beneficial Ownership Certification delivered by the Borrower to the Agent (if any) is true and correct in all respects.

SECTION 3.10.Taxes.

The Borrower and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

SECTION 3.11.Employee Benefit Plans.

Except as could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Change with respect to each Plan, the Borrower, its Subsidiaries and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change.  None of the Borrower, its Subsidiaries nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change.  None of the Borrower, its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, which such termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be terminated where such termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Multiemployer Plan or otherwise, in a Material Adverse Change.

SECTION 3.12.Environmental Matters.

Except as set forth as such in or contemplated by the Borrower Information, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change.  Except as set forth as such in or contemplated by the Borrower Information, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other Applicable Law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change.  Except as set forth as such in or contemplated by the Borrower Information, the Borrower is not aware of any events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

SECTION 3.13.Anti-Corruption Laws and Sanctions.

None of the Borrower, any of its Subsidiaries, or to the knowledge of the Borrower, any director, officer, employee or agent that will act in any capacity in connection with, or benefit from, this Agreement, is an individual or entity that is, or is owned or controlled by Persons that are, (i) the subject of any Sanction or (ii) operating, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. The Borrower, its Subsidiaries, and, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with, or benefit from, this Agreement, are in compliance with Anti-Corruption Laws and applicable Anti-Money Laundering Laws in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

ARTICLE IV-A
EFFECTIVENESS AND INITIAL EXTENSIONS OF CREDIT

The effectiveness of this Agreement and the obligation of each Lender and the Swingline Lender to make its initial Loan on or after the date hereof is subject to the conditions that on the Closing Date:

SECTION 4.01Credit Documents.  The Agent shall have received this Agreement, executed and delivered by an Authorized Officer of the Borrower, each Lender and the Swingline Lender as of the Closing Date.

SECTION 4.02.Borrower Legal Opinion.

The Agent shall have received a written legal opinion letter of Jones Day, special counsel to the Borrower dated the date hereof, addressed to the Agent, the Swingline Lender and the Lenders in form and substance reasonably satisfactory to the Agent.

SECTION 4.03.Representations and Warranties; No Default.

All representations and warranties of the Borrower in each Credit Document shall be true and correct in all material respects (without duplication of any materiality qualifications otherwise set forth in such representations and warranties), and no Default or Event of Default shall have occurred and be continuing.

SECTION 4.04.Closing Certificates.

The Agent shall have received (i) a copy of the certificate of formation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of the Borrower, dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement or other applicable organizational document as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors (or any duly authorized committee thereof) authorizing the execution and delivery by the Borrower of the Credit Documents, the Extensions of Credit to be made hereunder and the performance by the Borrower of all of its obligations under the Credit Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of formation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certified certificate of formation furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above.

SECTION 4.05.Fees.

The Lenders as of the Closing Date, the Agent and the Joint Lead Arrangers shall have received payment of all fees and reimbursements of all expenses for which invoices have been presented as of the Closing Date pursuant to the terms of this Agreement or the Fee Letters.

SECTION 4.06.PATRIOT Act.

Each Lender shall have received (a) documentation and information about the Borrower as is reasonably requested in writing by the Agent on behalf of such Lender at least 10 days prior to the Closing Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (b) to the extent the Borrower or any Significant Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, to the extent  reasonably requested in writing by the Agent on behalf of such Lender at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower or such Significant Subsidiary.

SECTION 4.07.Other Information.

Each Credit Party shall have received such other certifications, opinions, financial or other information, approvals and documents relating to the Borrower and the transactions contemplated hereby as such Credit Party may reasonably request.

ARTICLE IV-B
CONDITIONS FOR CERTAIN EXTENSIONS OF CREDIT

The Commitment of each Lender to make each Loan that, in any case, would increase the Outstanding Credits (other than any Mandatory Borrowing), shall be subject to the satisfaction of the following conditions precedent on the date of such Extension of Credit:

(a)The Agent and the Swingline Lender, if applicable, shall have received from the Borrower a Borrowing Request requesting such Extension of Credit as required by Section 2.03,  Section 2.17 or 2.18, as applicable and certifying that the matters set forth in subsections (b) and (c) below are true and correct as of such date.

(b)The representations and warranties of the Borrower set forth in Article III (except the representations and warranties set forth in Section 3.05(b) and 3.06) hereof shall be true and correct in all material respects (without duplication of any materiality qualifications otherwise set forth in such representations and warranties) on and as of the date of such Extension of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, on and as of the date of such Extension of Credit, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date).

(c)At the time of and immediately after such Extension of Credit, no Default or Event of Default shall have occurred and be continuing or would result from the making of such Extension of Credit.

Each Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Extension of Credit as to the matters specified in subsections (b) and (c) above.

ARTICLE V
COVENANTS

The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

SECTION 5.01.Existence.

It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except to the extent that the failure to do so could not reasonably be expected to have a Material

Adverse Change; provided, however, that the Borrower and its Significant Subsidiaries may consummate any transaction expressly permitted pursuant to Section 5.09.

SECTION 5.02.Compliance With Laws; Business and Properties. It will, and will cause each of its Subsidiaries to:

(a) comply with all Applicable Laws, whether now in effect or hereafter enacted, except (i) where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Change; and

(b) at all times maintain and preserve all property material to the conduct of its business in good working order, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

SECTION 5.03.Financial Statements, Reports, Etc.

It will furnish to the Agent (which will make available to the Lenders):

(a)as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2024, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, membership interests and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending March 31, 2025, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower’s fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth comparative figures for the corresponding date in the previous year and period to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments and absence of footnotes) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

(c)simultaneously with any delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the covenant contained in Section 5.11 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(d)forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

(e) [reserved];

(f)promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8‑K and similar reports that the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

(g)to the extent the following events could reasonably be expected to result in a Material Adverse Change, as promptly as practicable after any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that would constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice;

(h)promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request in writing; and

(i)prompt notice of any change in the information provided in the Beneficial Ownership Certification (to the extent any such certification is delivered) that would result in a change to the list of beneficial owners identified in such certification.

The financial statements, prospectuses and reports described in subsections (a), (b) and (f) above will be deemed to have been delivered hereunder if publicly available on the SEC’s EDGAR Database with respect to the Borrower or on the Borrower’s website no later than the date specified for delivery of the same under subsection (a), (b) or (f), as applicable, above.

SECTION 5.04.Insurance.

It will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Agent, upon written reasonable request from the Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.05.Taxes, Etc.

It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all Taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, except, in each case, where failure of such payment and discharge would not result in a Material Adverse Change.

SECTION 5.06.Maintaining Records; Access to Properties and Inspections.

It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers;  provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Agent and the Lenders under this Section 5.06, (b) the Agent shall not exercise such rights more than two times in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

SECTION 5.07.ERISA.

With respect to any Plan in which the Borrower or any of its Subsidiaries that are members of the Controlled Group sponsor, it will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

SECTION 5.08.Use of Proceeds.

It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans for purposes other than (i) the payment of fees and expenses incurred in connection with this Agreement and (ii) for working capital and other general corporate purposes.  The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions. No part of the proceeds of the Loans will be used by the Borrower, directly, or to the Borrower’s knowledge, indirectly, in violation of Anti-Corruption Laws, applicable Sanctions or applicable Anti-Money Laundering Laws.

SECTION 5.09.Consolidations, Mergers, Sales and Acquisitions of Assets
and Investments in Subsidiaries.

(a)It will not, and will not permit any of its Significant Subsidiaries to, consolidate or merge with or into any Person unless (i) in the case of any such transaction involving the Borrower, the surviving Person is the Borrower or another Person formed under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of the Borrower hereunder as a borrower (such Person, an “Eligible Successor”) and (ii) in the case of any such transaction involving any Significant Subsidiary, the survivor is the Borrower, such Significant Subsidiary or a Non-Dilutive Subsidiary of the Borrower (or a Person which as a result of such transaction becomes a Non-Dilutive Subsidiary of the Borrower).

(b)It will not, and will not permit any of its Significant Subsidiaries to, make a Significant Disposition to any Person unless (i) such Significant Disposition is made to the Borrower, another Significant Subsidiary, a Non-Dilutive Subsidiary of the Borrower or a Person that, as a result of such transaction, becomes (A) a Non-Dilutive Subsidiary of the Borrower or (B) an Eligible Successor, (ii) the proceeds of such Significant Disposition are reinvested in the business of the Borrower or any of its Subsidiaries or are used to permanently reduce the indebtedness of the Borrower or any of its Subsidiaries or (iii) such Significant Disposition is of any Qualified Transition Bond Issuer.

(c)Notwithstanding anything herein to the contrary, it will not, and will not permit any of its Significant Subsidiaries to undertake any Significant Disposition that results in an Eligible Successor assuming or otherwise becoming responsible, by operation of law, for all the obligations of the Borrower hereunder, unless each Lender shall have received (a) documentation and information about the Eligible Successor as is reasonably requested in writing by the Agent on behalf of such Lender and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (b) to the extent such Eligible Successor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the consummation of such Significant Disposition, to the extent  reasonably requested in writing by the Agent on behalf of such Lender at least ten (10) days prior to such date, a Beneficial Ownership Certification in relation to such Eligible Successor.

SECTION 5.10.Limitations on Liens.

It will not, and will not permit any of its Significant Subsidiaries to, create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

(a)any Lien in respect of any such property or assets of any Significant Subsidiary of the Borrower to secure indebtedness owing by it to the Borrower or any Wholly Owned Subsidiary of the Borrower;

(b)Liens (including capital leases) in respect of property acquired by the Borrower or any Significant Subsidiary thereof, to secure the purchase price, or the cost of construction and development, of such property (or to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of the acquisition of such property and the commencement of operation of such property, in each case for the purpose of financing the acquisition, or the cost of construction and development, of such property), or Liens existing on any such property at the time of acquisition of such property by the Borrower or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of any Person existing at the time such Person becomes a Subsidiary of the Borrower; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost of such property at the time of acquisition thereof or (x) in the case of property covered by a capital lease, the fair market value (together with any customary fees and expenses incurred in connection therewith), as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such Person becomes a Subsidiary of the Borrower the fair market value (together with any customary fees and expenses incurred in connection therewith), as so determined of such property at such time, and (B) at the time of the acquisition of the property by the Borrower or such Significant Subsidiary, or at the time such Person becomes a Subsidiary of the Borrower, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon;

(c)modifications, replacements, refundings or extensions of any Lien permitted in subsections (b), (e) or (m) for amounts not exceeding the sum of (a) the lesser of (i) the principal or committed amount (whichever is larger) of the Indebtedness so refunded or extended or (ii) the fair market value (as determined by the board of directors (or analogous governing body) of the Borrower or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, in each case at the time of such refunding or extension and (b) any customary fees and expenses incurred in connection therewith; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon;

(d)sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality’s issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of the Borrower or any Significant Subsidiary thereof) made in any one calendar year shall not exceed $50,000,000 in the aggregate for the Borrower and its Significant Subsidiaries;

(e)Liens on Receivables Facility Assets in respect of any Permitted Receivables Financing;

(f)any Lien not otherwise permitted hereunder (whenever incurred) on assets owned by the Borrower or any Subsidiary thereof in an aggregate amount not to exceed at any one time outstanding the greater of 10% of the Borrower’s Net Tangible Assets or 10% of Capitalization;

(g)leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which the Borrower or any Significant Subsidiary thereof may acquire or dispose of any property, subject, however, to the terms of Section 5.09;

(h)Liens in respect of any Permitted Sale Leasebacks;

(i)any Lien in existence on the Closing Date and set forth on Schedule 5.10 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date;

(j)the pledge of current assets, in the ordinary course of business, to secure current liabilities;

(k)Permitted Encumbrances;

(l)any Lien incurred in connection with the issuance of Qualified Transition Bonds;

(m)Liens under the Mortgage securing the Obligations (as defined in the Mortgage) permitted to be secured under the Mortgage (as in effect on the date hereof);

(n)any Lien granted pursuant to Section 1007 of the Indentures in favor of the trustee thereunder (or any similar Lien granted under any other indentures in favor of the trustee thereunder);

(o)Liens granted by the Borrower to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay on appeal bonds;

(q)Liens on assets subject to any Non-Recourse Indebtedness;

(r) Liens on equity issued by a Subsidiary to secure Non-Recourse Indebtedness;

(s) Liens securing hedging obligations and commodity trading obligations and reimbursement obligations in respect of letters of credit supporting such obligations;

(t) Liens created in the ordinary course of business to secure liability to insurance carriers and liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(v) Liens in the nature of rights of setoff, bankers’ liens, revocation, refund, chargeback, counterclaim, netting of cash amounts or similar rights as to deposit accounts, commodity accounts or securities accounts or other funds maintained with a credit or depository institution;

(w) Liens resulting from any restriction on any Equity Interest (or project interest, interests in any energy facility (including undivided interests)) of a Person providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of Equity Interests (or project interest, interests in any energy facility (including undivided interests)) of such Person, to the extent a security interest or other lien is created on any such interest as a result thereof;

(x) Liens granted on cash or cash equivalents to defease or repay Indebtedness of the Borrower no later than 60 days after the creation of such lien; or

(y) Liens created in connection with sales, transfers, leases, assignment or other conveyances or dispositions of assets, including (A) liens on assets or securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to purchase or sell such assets or securities, and (B) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any interest therein.

SECTION 5.11.Debt to Total Capitalization Ratio.

The Borrower will not, as of the end of each quarter of each of its fiscal years, permit the ratio of its Consolidated Senior Debt to its Consolidated Total Capitalization to be greater than 0.65 to 1.00.

ARTICLE VI
EVENTS OF DEFAULT

In case of the happening of any of the following events (each an “Event of Default”):

(a)any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or the Extensions of Credit made hereunder shall prove to have been untrue in any material respect (without duplication of materiality qualifications otherwise set forth in such representations and warranties) when so made, deemed made or furnished;

(b)default shall be made by the Borrower in the payment of any principal of any Outstanding Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)default shall be made by the Borrower in the payment of any interest on any Outstanding Credit or any Fee or any other amount (other than an amount referred to in subsection (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01 or 5.11;

(e)default shall be made by the Borrower or any Subsidiary (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.03 and such default shall continue unremedied for a period of five Business Days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in subsections (b), (c), (d) or (e)(i) above) or in any other Credit Document and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent at the request of any Lender to the Borrower;

(f)Holdings amends, waives, otherwise modifies or violates Section 8 of its limited liability company agreement (provided that Holdings may own stock of other entities) as in effect as of the date hereof in a manner that is material and adverse to the Lenders, unless (x) the provisions provided for in such sections are no longer required by PUCT, (y) such modifications are required by PUCT, or (z) with regard to Holdings, PUCT no longer requires Holdings to own any Equity Interests of the Borrower;

(g)the Borrower or any Significant Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Non-Recourse Indebtedness) in a principal amount in excess of $150,000,000 (“Material Indebtedness”), when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness if any such failure results in the acceleration of the maturity of such Material Indebtedness;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary thereof, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof or (iii) the winding up or liquidation of the Borrower or any Significant Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Significant Subsidiary thereof shall (A) (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States

Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in subsection (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action of its board of directors or similar governing body for the purposes of effecting any of the foregoing; or (B) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)a Change in Control shall occur unless such Change in Control is a Permitted Transaction;

(k)one or more judgments or orders for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower or any Significant Subsidiary thereof or any combination thereof (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and such judgment or order shall remain undischarged or unstayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary thereof to enforce any such judgment or order;

(l)an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change; or

(m)this Agreement or the Administrative Agent Fee Letter shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or the Borrower shall deny or disaffirm in writing its obligations under any Credit Document;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take one or all of the following actions, at the same or different times:  (i) terminate forthwith the right of the Borrower to request and receive Extensions of Credit; and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsections (h) or (i)(A) above affecting the Borrower, the right of the Borrower to request and receive Extensions of Credit shall automatically terminate and the principal of the Loans then outstanding of the Borrower, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Agent as follows:

(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 8.05 and amounts payable under the Administrative Agent Fee Letter) payable to the Agent in its capacity as such;

(ii)second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 8.05) arising under the Credit Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

(v)fifth, to the payment in full of all other Obligations, in each case ratably among the Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

ARTICLE VII
THE AGENT

SECTION 7.01.Appointment and Authority.

(a)Each of the Lenders hereby irrevocably appoints, designates and authorizes Wells Fargo Bank to act on its behalf as the Agent hereunder and under the other Credit Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent, the Joint

Lead Arrangers, the Lenders and their respective Related Parties, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

(b)It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02.Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 7.03.Exculpatory Provisions.

(a)The Agent, the Joint Lead Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agent, the Joint Lead Arrangers and their respective Related Parties:

(i)shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Agent, the Joint Lead Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv)shall not be required to account to any Lender for any sum or profit received by the Agent for its own account.

(b)The Agent, the Joint Lead Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.08 and Article VI) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Agent by the Borrower or a Lender.

(c)The Agent, the Joint Lead Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 7.04.Reliance by the Agent.  The Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution)

believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Each Lender that has signed this Agreement or a signature page to an Assignment and Assumption or any other Credit Document pursuant to which it is to become a Lender hereunder shall be deemed to have consented to, approved and accepted and shall be deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or that is required by this Agreement or any other Credit Document to be acceptable or satisfactory to such Lender.

SECTION 7.05.Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Agent.  The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

SECTION 7.06.Resignation of Agent.

(a)The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor Agent, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States or an Affiliate of any such bank.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender or a Disqualified Institution.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Agent is a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Agent and, in consultation with the Borrower, and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), appoint a successor Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 8.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent or relating to its duties as Agent that are carried out following its retirement or removal, including, without limitation, any actions taken in connection with the transfer of agency to a replacement or successor Agent.

SECTION 7.07.Non-Reliance on Agent and Other Lenders.  Each Lender expressly acknowledges that none of the Agent, the Joint Lead Arrangers or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Agent, the Joint Lead Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Agent, the Joint Lead Arrangers or any of their respective Related Parties to any Lender as to any matter, including whether the Agent, the Joint Lead Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession.   Each Lender expressly acknowledges, represents and warrants to the Agent and the Joint Lead Arrangers that (a) the Credit Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Credit Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Agent, the Joint Lead Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the transactions contemplated by this Agreement and the other Credit Documents and (e) it has made its own independent decision to enter into this Agreement and the other Credit Documents to which it is a party and to extend credit hereunder and thereunder.  Each Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Agent, the Joint Lead Arrangers or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 7.07.

SECTION 7.08.No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 7.09.Erroneous Payments.

(a)Each Lender and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.09(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 8.04 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Credit Document against any amount due to the Agent under this Section 7.09 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 7.09 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

Nothing in this Section 7.09 will constitute a waiver or release of any claim of the Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01.Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile or electronic mail, as follows:

(a)if to the Borrower, to c/o Oncor Electric Delivery Company LLC, 1616 Woodall Rodgers Fwy, Dallas, TX 75202, Attention: Vice President and Treasurer (Facsimile No. (214) 486-7027), Electronic Mail: ONCTRE1@oncor.com and Kevin.Fease@oncor.com;

(b)if to Wells Fargo Bank, as Agent or Swingline Lender, to Wells Fargo Bank, National Association, Attention: Patrick Engel, 550 S. Tryon St., 11th Floor, MAC D1086-111,

Charlotte NC 20802 (Electronic Mail: patrick.d.engel@wellsfargo.com) (Telephone: (704) 374-2385), with a copy to Wells Fargo Bank, National Association, Attention: Syndication Agency Services, 1525 West W.T. Harris Blvd., MAC D1109-019, Charlotte, NC 28262 (Electronic Mail: agencyservices.requests@wellsfargo.com) (Telephone: (704) 590-2706); and

(c)if to a Lender, to it at its electronic mail or physical address (or facsimile number) set forth in the Register or in the Assignment and Assumption pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail to such party but only if received by the recipient during its normal business hours at the times prescribed hereunder (if any) as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

SECTION 8.02.Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Credit Parties and shall survive the making by the Lenders and the Swingline Lender of the Extensions of Credit regardless of any investigation made by the Lenders or the Swingline Lender or on their behalf, and shall continue in full force and effect as long as there are any Outstanding Credits or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

SECTION 8.03.Binding Effect.

This Agreement shall become effective when (i) it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof (via facsimile or otherwise) which, when taken together, bear the signature of each Lender and the Swingline Lender, if any, and (ii) the other conditions precedent to effectiveness under Article IV-A shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all of the Lenders.

SECTION 8.04.Successors and Assigns.

(a)Successors and Assigns by Lenders Generally.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof;

(B)the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)the consent of the Swingline Lender shall be required for any assignment (such consent not to be unreasonably withheld or delayed).

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to any Disqualified Institution.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person or holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural Person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.15 and 8.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that subject to Section 8.22 and except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, the Swingline Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under subsection (f) of Article VII with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (iv) of Section 8.08(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.15 and 8.05(b) (subject to the requirements and limitations therein, including the requirements under Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)[Reserved].

(g)Disqualified Institutions.  (i)  No assignment or participation shall be made to, and no Incremental Commitment Increase shall be provided by, any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person or the applicable Increase Effective Date, as the case may be (unless the Borrower has consented to such assignment, participation or Incremental Commitment Increase in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment, participation or Incremental Commitment Increase).  For the avoidance of doubt, with respect to any assignee, Participant, Lender or Additional Lender that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee, Participant, Lender or Additional Lender shall not retroactively be disqualified from becoming an assignee, Participant, Lender or Additional Lender and (y) the execution by the Borrower of an Assignment and Assumption or joinder agreement with respect to such assignee, Participant, Lender or Additional Lender will not by itself result in such party no longer being considered a Disqualified Institution. Any assignment, participation or Incremental Commitment Increase in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)If any assignment (or, with respect to clause (B) below, participation) is made to, or any Incremental Commitment Increase is provided by, any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)The Agent shall have the right, and the Borrower hereby expressly authorizes  the Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion  of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 8.05.Expenses; Indemnity.

(a)The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel to the Agent, the Swingline Lender, one local counsel and one regulatory counsel in each applicable jurisdiction and, in the event of an actual or potential conflict of interest, such additional counsel as the Agent and the Swingline Lender determines in good faith is necessary in light of such actual or potential conflict of interest) incurred by the Agent and the Swingline Lender in connection with the preparation, execution and delivery of this Agreement or in connection with any amendment, modification and waiver of the provisions hereof (whether or not the transactions contemplated thereby are consummated).  The Borrower further agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel to the Credit Parties, one local counsel and one regulatory counsel in each applicable jurisdiction and, in the event of an actual or potential conflict of interest, such additional counsel as any Credit Party determines in good faith is necessary in light of such actual or potential conflict of interest) incurred by any Credit Party in connection with the enforcement of rights under the Credit Documents and upon an Event of Default (including in respect of workouts and restructurings).

(b)In the event of (i) any failure by the Borrower to borrow or to Convert any Loan hereunder (including as a result of the Borrower’s failure to fulfill any of the applicable conditions set forth in Article IV) after notice of such Borrowing or Conversion has been given pursuant to Section 2.03, (ii) any payment, prepayment or Conversion (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) of a Term Benchmark Loan, or assignment of a Term Benchmark Loan of the Borrower required by any other provision of this Agreement (including, without limitation, Section 2.16) or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(a) and is revoked in accordance therewith) then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy to the Agent) and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(c)The Borrower agrees to indemnify the Agent, the Swingline Lender, each Lender, each of their Affiliates and the directors, officers, partners, employees and agents of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of one counsel for all Indemnitees (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel), incurred by or asserted against any Indemnitee in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement and the other Credit Documents, (ii) the use of the proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing (whether or not brought by the Borrower or any other third party), whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee.  Notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) result from any litigation not involving an act or omission of the Borrower brought by an Indemnitee against another Indemnitee (unless such litigation relates to claims against the Agent acting in such capacity or against any Arranger acting in such capacity), or (C) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided,  further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this subsection (c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee, does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee and contains an unconditional release of each Indemnitee that could seek such indemnification under this subsection (c).  It is understood that, with respect to any particular investigation, litigation or other proceeding subject to indemnification hereunder, the Borrower shall not be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of more than one outside counsel (in addition to one local counsel and one regulatory counsel in each applicable jurisdiction) for all Indemnitees that are the subject of such investigation, litigation or other proceeding, unless representation of all such Indemnitees in such matter by a single counsel would be inappropriate due to the existence of an actual or potential conflict of interest, in which case the Borrower shall be required to reimburse, and indemnify and hold harmless for, the reasonable and documented legal fees and expenses of such additional counsel as any Indemnitee determines in good faith are necessary in light of such actual or potential conflict of interest.

(d)Without limiting the obligations of the Borrower under subsection (c) above, neither the Borrower nor any Arranger Related Person shall have any liability for any punitive, special, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  No Arranger Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this

Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Arranger Related Person or any of its Related Parties (as determined by a final and non-appealable judgment of a court of competent jurisdiction).

(e)The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent or any Lender.  All amounts due under this Section shall be payable on written demand therefor.

(f)A certificate of any Lender, the Swingline Lender or the Agent setting forth any amount or amounts that such Lender, the Swingline Lender or the Agent is entitled to receive pursuant to subsection (b) above and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

(g)The provisions of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

SECTION 8.06.Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or the Swingline Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or the Swingline Lender (as the case may be), irrespective of whether or not such Lender or the Swingline Lender (as the case may be), shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and the Swingline Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Swingline Lender may have.

SECTION 8.07.Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.08.Waivers; Amendment and Releases.

(a)No failure or delay of the Agent, the Swingline Lender or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent, the Swingline Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)Subject to Section 2.07(b) and (c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or date for the payment of any Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby (other than waivers of the default rate of interest), (ii) increase the Commitment of any Lender or decrease any Fee payable to any Lender without the prior written consent of each Lender affected thereby (other than as set forth in Section 2.21(a) or Section 2.21(c) or the definition of “Commitment Fee Percentage”), (iii) amend or modify the provisions of Section 2.12,  Section 2.13, the provisions of this Section or the definition of the “Required Lenders”, or amend, modify or waive any condition set forth in Article IV-A, in each case, without the prior written consent of each Lender, (iv) amend or modify the provisions of Section 2.21 without the prior written consent of the Agent, the Swingline Lender and the Required Lenders, (v) amend or modify the payment waterfall set forth in Article VI without the prior written consent of each Lender affected thereby or (vi) change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment” or “Swingline Termination Date”), without the written consent of the Swingline Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Swingline Lender (including, without limitation under Section 2.21) without the prior written consent of the Agent or the Swingline Lender, as the case may be.  Each Lender and the Swingline Lender shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender, the Agent or the Swingline Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder, except that the consent of such Defaulting Lender shall be required for any waiver, amendment or modification that effects any change described in clause (i), (ii), (iii) or (vi) of this subsection (b), in the case of clauses (i) and (ii) to the extent such Defaulting Lender is affected thereby.

(c)The Borrower or the Agent shall have the right to replace all, but not less than all, Non-Consenting Lenders (so long as all Non-Consenting Lenders are so replaced) with one or more Eligible Assignees so long as at the time of such replacement each such Eligible Assignee consents to the proposed change, waiver, discharge or termination.  Each Lender agrees that, if Borrower or Agent elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Agent an Assignment and Assumption to evidence such sale and purchase; provided that the failure of any such Non-Consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

SECTION 8.09.Resignation of Swingline Lender.

The Swingline Lender may resign as Swingline Lender upon 60 days’ prior written notice to the Agent, the Lenders and the Borrower.  If the Swingline Lender shall resign, then the Borrower may appoint from among the Lenders a successor Swingline Lender, whereupon such successor Swingline Lender shall succeed to the rights, powers and duties of the replaced or resigning Swingline Lender under this Agreement and the other Credit Documents, and the term “Swingline Lender” shall mean such successor or such new Swingline Lender effective upon such appointment (it being understood that if no existing Lender elects to accept such appointment, then the Borrower may appoint another bank or financial institution of its choosing (which bank or financial institution shall be satisfactory to the Agent, in its reasonable discretion) as a successor Swingline Lender).  The acceptance of any appointment as a Swingline Lender hereunder shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent.  If the Swingline Lender resigns as Swingline Lender, it shall retain all rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans and fund risk participations in outstanding Swingline Loans.

SECTION 8.10.Entire Agreement.

THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE BORROWER, THE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE BORROWER, THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR THEREIN, (2) this agreement and the other credit documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties and (3) there are no unwritten oral agreements between the parties.

SECTION 8.11.Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.12.Counterparts.

(a)This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower hereby (w) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement,  any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (x) the Agent and each of the Lenders may, at its option, create one or more copies of this

Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waives any claim against the Agent, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent and any Related Party of any of the foregoing Persons for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 8.13.Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.14.Interest Rate Limitation.

(a)Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under Applicable Law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with Applicable Law, the rate of interest payable on the Outstanding Credits of such Lender, together with all Charges payable to such Lender shall be limited to the Maximum Rate.

(b)If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to subsection (a) above and the amount of interest, together with all Charges, payable for such Lender’s account in respect of any subsequent interest computation period, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender’s account in respect of such subsequent interest computation period shall, to the extent permitted by Applicable Law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) above.

SECTION 8.15.Jurisdiction; Venue.

(a)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(b)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.16.Confidentiality.

Each Credit Party shall hold all non-public information furnished by or on behalf of Holdings, the Borrower or any other Subsidiary of the Borrower in connection with such Credit Party’s evaluation of whether to become a Credit Party hereunder or obtained by such Credit Party pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental, regulatory, or self-regulatory agency or representative thereof or pursuant to legal process or Applicable Law or (a) to such Credit Party’s attorneys, professional advisors, independent auditors, trustees or Affiliates, (b) to any other Credit Party, (c) in connection with the exercise of any remedies under any Credit Document or any action or proceeding relating to any Credit Document or the enforcement of rights thereunder, (d) with the consent of the Borrower, (e) to the extent that such Confidential Information (x) becomes publicly available other than as a result of a breach of this provision, or (y) becomes available to any Credit Party or any of its Affiliates on a nonconfidential basis from a source other than the Borrower and (f) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, subject to customary confidentiality obligations on the part of such assignee or participant; provided that unless specifically prohibited by Applicable Law or court order, each Credit Party shall use commercially reasonable efforts to notify the Borrower of any request made to such Credit Party by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine examination of the Lender by such governmental agency, regulator or agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Credit Party be obligated or required to return any materials furnished by the Borrower or any other Subsidiary of the Borrower.  In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Lender in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.  Each Credit Party agrees that it will not provide to prospective transferees or to any pledgee referred to in Section 8.04 or to prospective direct or indirect contractual counterparties to any swap agreements or derivative transactions to be entered into in connection with or relating to Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 8.16 or confidentiality provisions at least as restrictive as those set forth in this Section 8.16.  For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

SECTION 8.17.Electronic Communications.

(a)The Borrower hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to Section 5.03 (collectively, the “Communications”) by delivering the Communications in accordance with the last paragraph of Section 5.03 or by transmitting the Communications in Microsoft Word, Adobe Portable Document Format (PDF) or other electronic/soft medium format that is reasonably acceptable to the Agent to Agent’s Syndication Services Group at agencyservices.requests@wellsfargo.com, or to such other addressee as the Agent may notify the Borrower from time to time.  In addition, the Borrower agrees to continue to provide the Communications to the Agent in the manner otherwise specified in this Agreement, but only to the extent reasonably requested by the Agent.

(b)The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of this Agreement.  Each Lender agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(c)Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

(d)The Borrower further agrees that the Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agent, the Lenders or any bona fide potential transferee or assignee thereof, including any Participant, and (ii) remains subject to the confidentiality requirements set forth in Section 8.16.

(e)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  In no event shall the Agent or its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).

EACH LENDER ACKNOWLEDGES THAT COMMUNICATIONS FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, ANY OF ITS SUBSIDIARIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION AND ALL CONFIDENTIAL INFORMATION IN COMPLIANCE WITH SECTION 8.16 AND IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT ANY OF THE BORROWER, ANY OF ITS SUBSIDIARIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER HAS IDENTIFIED TO THE AGENT A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND WILL COMPLY WITH SECTION 8.16.

SECTION 8.18.Acknowledgements.

The Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)(i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Credit Parties on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether such Credit Party has advised or is currently advising the Borrower or its Affiliates on other matters) and no Credit Party has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Credit Parties and each of their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Credit Parties has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower agrees not to claim that any Credit Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with the transactions contemplated hereby or the process leading hereto; and

(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or between the Borrower, on the one hand, and any Credit Party, on the other hand.

SECTION 8.19.WAIVERS OF JURY TRIAL.

THE BORROWER AND EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.20.USA PATRIOT Act.

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 8.21.Separateness of the Borrower from Sempra and Its Subsidiaries.

Each Credit Party acknowledges and affirms that (i) it has advanced funds to or extended credit on behalf of the Borrower in reliance upon the separateness of ~~the~~ Holdings and its Subsidiaries (including the Borrower) from Sempra and its Subsidiaries (other than Holdings and its Subsidiaries) and any other Persons and (ii) the Borrower and its Subsidiaries have assets and liabilities that are separate from those of Sempra and its Subsidiaries (other than Holdings and its Subsidiaries) and any other Persons.

SECTION 8.22.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 8.23.Mortgage.

This Agreement is not, and shall not be deemed to be, the “Credit Agreement” (as such term is defined in the Mortgage).

SECTION 8.24.    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Joint Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Agent, or any Joint Lead Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

(c)The Agent, and each Joint Lead Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.25.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 8.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By: ___________________________

Name:

Title:

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as  Agent and a Lender

By: ___________________________

Name:

Title:

[Signature Page to Credit Agreement]

[________________], as a Lender

By: ___________________________

Name:

Title:

[Signature Page to Credit Agreement]

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

____________________

1For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3Select as appropriate.

4Include bracketed language if there are either multiple Assignors or multiple Assignees

1.Assignor[s]:______________________________

______________________________

[Assignor [is] [is not] a Defaulting Lender]

2.Assignee[s]:______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.Borrower(s):Oncor Electric Delivery Company LLC

4.Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.Credit Agreement:Revolving Credit Agreement, dated as of February 20, 2025, among Oncor Electric Delivery Company LLC, the Lenders parties thereto,  Wells Fargo Bank, National Association, as Administrative Agent, and the other banks and financial institutions parties thereto

6.Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.Trade Date:______________]10

[Page break]

___________________

5List each Assignor, as appropriate.

6List each Assignee, as appropriate.

7Fill in the appropriate terminology for the Types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Revolving Credit Commitment”, etc.)

8Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9Set forth, to at least 9 decimals, as a Percentage of the Commitment/Loans of all Lenders thereunder.

10To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be de-termined as of the Trade Date.

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]11

[NAME OF ASSIGNOR]

By:______________________________
     Title:

[NAME OF ASSIGNOR]

By:______________________________
     Title:

ASSIGNEE[S]12

[NAME OF ASSIGNEE]

By:______________________________
     Title:

[NAME OF ASSIGNEE]

By:______________________________
     Title:

[Consented to and]13 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
  Administrative Agent

By: _________________________________
     Title:

_________________

11Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Consented to:

[NAME OF SWINGLINE LENDER]

By: ________________________________
     Title:

[Consented to:

ONCOR ELECTRIC DELIVERY COMPANY LLC

By: ________________________________
     Title:]14

_____________________________

14To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]15

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.04(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.03 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the

_____________________

15Describe Credit Agreement at option of Administrative Agent.

Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1
FORM OF BORROWING REQUEST

BORROWING REQUEST

[Date]

Wells Fargo Bank, National Association

 as agent for the Lenders referred to below

1525 West W.T. Harris Blvd.

MAC D1109-019

Charlotte, NC 28262

Attention: Patrick Engel and Syndication Agency Services

Email: patrick.d.engel@wellsfargo.com and

agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Revolving Credit Agreement, dated as of February 20, 2025 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as agent for the Lenders and the Swingline Lender party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)Date of Borrowing (which is a Business Day)
(B)Principal amount of Borrowing[1]
(C)Interest rate basis[2]
(D)Interest Period and the last day thereof[3]

__________________________

1Not less than $10,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

2Term Benchmark Loan or ABR Loan.

3Which shall be subject to the definition of “Interest Period” and end not later than the applicable Commitment Termination Date.

B-1-1

The undersigned also certifies that the representations and warranties of the Borrower set forth in Article III of the Agreement and in the other Credit Documents are true and correct in all material respects (without duplication of any materiality qualifications otherwise set forth in such representations and warranties) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.  4

The undersigned also certifies that at the time of and immediately after this Extension of Credit, no Default or Event of Default has occurred and is continuing at the time hereof or would result from the making of this Extension of Credit.

Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV-B of the Agreement have been satisfied.

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:Name:
Title:

__________________________

4Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.05(b) and 3.06 shall not be required to be made by the Borrower, if, at the time of such Extension of Credit, the Debt Rating is above BBB-/Baa3.

B-1-2

EXHIBIT B-2
FORM OF CONVERSION NOTICE

CONVERSION NOTICE

[Date]

Wells Fargo Bank, National Association

 as agent for the Lenders referred to below

1525 West W.T. Harris Blvd.

MAC D1109-019

Charlotte, NC 28262

Attention: Patrick Engel and Syndication Agency Services

Email: patrick.d.engel@wellsfargo.com and

agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Revolving Credit Agreement, dated as of February 20, 2025 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as agent for the Lenders, and the Swingline Lender party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03(b) of the Agreement that it requests a Conversion under the Agreement, and in that connection sets forth below the terms on which such Conversion is requested to be made:

(A)Date of Conversion (which is a Business Day)
(B)Principal amount of Loans to be Converted[1]
(C) Interest rate basis prior to Conversion[2]
(D)Interest rate basis after Conversion[2]
(E)Interest Period and the last day thereof[3]

__________________________

1Not less than $10,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

2Term Benchmark Loan or ABR Loan.

3Which shall be subject to the definition of “Interest Period” and end not later than the applicable Commitment Termination Date.

B-2-1

The undersigned also certifies that at the time of and immediately after giving effect to this Conversion, no Event of Default has occurred and is continuing or would result from this Conversion.  4

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:Name:
Title:

__________________________

4This certification is required to be made only for any request to Convert Loans to Term Benchmark Loans (except for Term Benchmark Loans with an Interest Period of 1 month).

B-2-2

EXHIBIT C
[RESERVED]

C-1

NAI-5009912491v2

EXHIBIT D
FORM OF PREPAYMENT NOTICE

PREPAYMENT NOTICE

[Date]

Wells Fargo Bank, National Association

 as agent for the Lenders referred to below

1525 West W.T. Harris Blvd.

MAC D1109-019

Charlotte, NC 28262

Attention: Patrick Engel and Syndication Agency Services

Email: patrick.d.engel@wellsfargo.com and

agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned, Oncor Electric Delivery Company LLC (the “Borrower”), refers to the Revolving Credit Agreement, dated as of February 20, 2025 (as it may hereafter be amended, modified, extended or restated from time to time, the “Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as agent for the Lenders, and the Swingline Lender party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.  The Borrower hereby gives you notice of prepayment pursuant to Section 2.09 of the Agreement and acknowledges that such prepayment will be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

(A)Interest rate basis1 of Borrowings to be prepaid (in whole or in part)

(B)Principal amount to be prepaid2

(C)Date of prepayment (which is a Business Day)

____________________

1Term Benchmark Loan or ABR Loan.

2If a partial prepayment, not less than $5,000,000 and in integral multiples of $1,000,000.

D-1

Very truly yours,

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:

Name:
Title:

D-2

EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of February 20, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC,  Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
     Name:
     Title:

Date: ________ __, 20[  ]

E-1-1

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of February 20, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC,  Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
     Name:
     Title:

Date: ________ __, 20[  ]

E-2-1

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as February 20, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC,  Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
     Name:
     Title:

Date: ________ __, 20[  ]

E-3-1

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of February 20, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Oncor Electric Delivery Company LLC,  Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to an Extension of Credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

E-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
    Name:
    Title:

Date: ________ __, 20[  ]

E-4-2

EXHIBIT F
FORM OF NOTE

PROMISSORY NOTE

[__________, 20__]

$[AMOUNT]New York, New York

FOR VALUE RECEIVED, the undersigned, ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, (the “Borrower”), HEREBY PROMISES TO PAY to [LENDER] or its registered assigns (the “Lender”), on the Commitment Termination Date (such term, and each other capitalized term used but not defined herein, having the meaning ascribed thereto in the Credit Agreement (as defined below)), for the account of the Lender at the office of the Agent under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amounts reflected on the schedule annexed hereto (which reflect Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), not to exceed the principal sum of [___________] DOLLARS ($[_______]); provided, however, that the principal amount outstanding under this Promissory Note is subject to prepayment and repayment from time to time, with accrued interest thereon, as specified in the Credit Agreement.  The Borrower further agrees to pay interest in like money to the Lender on the unpaid principal amount hereof from the date hereof at such interest rates, and payable at such times, as specified in the Credit Agreement.

The Lender is authorized to record on the schedule annexed hereto (i) the date and amount of each Loan made by the Lender to the Borrower, (ii) the type of Loan as an ABR Loan or a Term Benchmark Loan, (iii) the interest rate and the Interest Period applicable to each Loan that is a Term Benchmark Loan, and (iv) the date and amount of each conversion of, and each payment or prepayment of principal of, each Loan; provided, that the failure to so record or any error in so recording shall not affect the payment obligations of the Borrower hereunder or under the Credit Agreement.

This Promissory Note is delivered pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of February 20, 2025 (as the same may be amended, modified or supplemented, the “Credit Agreement”), among the Borrower, the Lenders party thereto,   Wells Fargo Bank, National Association, as administrative agent for the Lenders and as swingline lender.  The Credit Agreement, among other things, (i) provides for the making of Loans by the Lenders to the Borrower from time to time in an aggregate outstanding amount not to exceed at any time the Total Commitment, the Indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By__________________________________________

Name:

Title:

Promissory Note for the benefit of [LENDER]

LOANS, MATURITIES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans	Type of Loan	Maturity of Loans	Interest Rate	Interest Period	Amount of Principal Converted, Paid or Prepaid	Unpaid Principal Balance	Notation Made By

NAI-5009912491v2

SCHEDULE 2.01

COMMITMENTS

Name of Lender	Commitment
JPMorgan Chase Bank, N.A.	$71,666,666.66
Wells Fargo Bank, National Association	$71,666,666.66
Citibank, N.A.	$71,666,666.66
Barclays Bank Plc	$71,666,666.66
Mizuho Bank, Ltd.	$71,666,666.66
MUFG Bank, Ltd.	$71,666,666.67
PNC Bank, National Association	$71,666,666.67
Royal Bank of Canada	$71,666,666.67
Sumitomo Mitsui Banking Corporation	$71,666,666.67
The Toronto-Dominion Bank, New York Branch	$71,666,666.67
U.S. Bank National Association	$71,666,666.67
BNP Paribas	$42,666,666.67
Credit Agricole Corporate and Investment Bank	$42,666,666.67
Truist Bank	$42,666,666.67
The Bank of New York Mellon	$33,333,333.33
BOKF, N.A. d/b/a Bank of Texas	$25,166,666.67
Comerica Bank	$25,166,666.67
Total:	$1,000,000,000

NAI-5009912491v2

SCHEDULE 5.12

TERMS OF SUBORDINATION

SECTION 1.  Definitions.  (a)  As used in this Schedule 5.12, the terms set forth below shall have the respective meanings provided below:

“Credit Agreement” shall mean the Revolving Credit Agreement, dated as of February 20, 2025, among Oncor Electric Delivery Company LLC, the various financial institutions from time to time party thereto (the “Senior Lenders”),  Wells Fargo Bank, as Agent and as Swingline Lender, together with the documents related thereto, as the same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the principal amount of, the indebtedness under such agreement or of any successor agreements.

“Senior Obligations” shall have the meaning given to the term “Obligations” in the Credit Agreement (and shall include, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Subordinated Obligations” shall mean obligations of any Person (such Person, the “Subordinated Lender”) that are subordinate in right of payment and enforcement to the prior payment of the Obligations arising under the Credit Documents on the terms set forth in this Schedule 5.12 or such other terms as are acceptable to Agent.

“Subordination Agreement” shall mean a written agreement incorporating the terms and conditions of this Schedule 5.12 between Borrower and each Subordinated Lender to which any Subordinated Obligations are owed.

SECTION 2.  Subordination.  (a)  The Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Lenders in respect of the Senior Obligations, including the payment of principal, premium (if any), interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expense and reimbursement obligations, indemnification obligations and all other amounts payable under the Credit Agreement, any other Credit Document, or in respect thereof.

(b)The Borrower and the Subordinated Lender hereby agree that, notwithstanding any provision to the contrary in any agreement governing or evidencing Subordinated Obligations, no payment (whether directly, by purchase, redemption or exercise of any rights of setoff or otherwise and whether mandatory or voluntary) in respect of the Subordinated Obligations, whether of principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of the Borrower or received, accepted or demanded, directly or indirectly, by or on

Schedule 5.12

behalf of the Subordinated Lender at any time prior to the payment in full in cash of all the Senior Obligations.

(c)Upon any distribution of all or substantially all of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower, or otherwise:

(i)the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) before the Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of the Borrower, whether of principal, interest or otherwise; and

(ii)any payment by, or on behalf of, or distribution of the assets of, the Borrower of any kind or character, whether in cash, securities or other property, to which the Subordinated Lender would be entitled except for the provisions of this Section 2 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent, for the benefit of the Senior Lenders, until the indefeasible payment in full in cash of all Senior Obligations.

The Subordinated Lender agrees not to ask, demand, sue for or take or receive from the Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations to the extent prohibited by the preceding sentence, and agrees that in connection with any proceeding involving the Borrower under any bankruptcy, insolvency reorganization, arrangement, receivership or similar law (i) the Agent is irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Obligations and enforcing any security interest or other lien securing payment of the Subordinated Obligation) as the Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders and (ii) the Subordinated Lender shall duly and promptly take such action as the Agent, if any, may request to (A) collect amounts in respect of the Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) execute and deliver to the Agent such irrevocable powers of attorney, assignments or other instruments as the Agent may request in order to enable such Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations.  A copy of this Subordination Agreement may be filed with any court as evidence of the Senior Lenders’ right, power and authority thereunder.

(d)In the event that any payment by, or on behalf of, or distribution of the assets of, the Borrower of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of the Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Subordination Agreement, such payment or distribution shall be held by the

Schedule 5.12

Subordinated Lender in trust (segregated from other property of the Subordinated Lender) for the benefit of, and shall forthwith be paid over to, the Agent, for the benefit of the Senior Lenders, until the indefeasible payment in full in cash of all Senior Obligations.

(e)Subject to the prior indefeasible payment in full in cash of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities or other property of the Borrower to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, as between and among the Borrower, its creditors (other than the Senior Lenders) and the Subordinated Lender, no such payment or distribution made to the Senior Lenders by virtue of this Subordination Agreement that otherwise would have been made to the Subordinated Lender shall be deemed to be a payment by the Borrower on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lender and the Senior Lenders.

(f)Without the prior written consent of the Agent, the Borrower shall not give, or permit to be given, and the Subordinated Lender shall not receive, accept or demand, (i) any security of any nature whatsoever for the Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of the Borrower or any Subsidiary of the Borrower or (ii) any guarantee, of any nature whatsoever, by the Borrower or any Subsidiary of the Borrower, of the Subordinated Obligations other than any guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable in any significant respect to the Senior Lender than) those hereof.  The Subordinated Lender agrees that all the proceeds of any such security or guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(g)Any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Subordination Agreement, dated [               ], [   ] 20[  ], among, inter alia, [                                   ] and [                                ], which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

(h)The Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 2(c) hereof, it will not take any action to cause the Subordinated Obligations to become payable prior to their scheduled maturity or exercise any remedies or take any action or proceeding to enforce the Subordinated Obligations if the payment of such Subordinated Obligation is then prohibited by this Subordination Agreement, and the Subordinated Lender further agrees not to file, or to join with any other creditors of the Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Borrower or any other marshalling of the assets and liabilities of the Borrower (provided, that this prohibition shall in no event be construed so as to limit the Subordinated Lender’s right to cause the Subordinated Obligations to become payable prior to their scheduled maturity if all the

Schedule 5.12

outstanding Loans in respect of the Borrower under the Credit Agreement have been declared due and payable prior to their scheduled maturity dates).

SECTION 3.  Waivers and Consents.  (a)  The Subordinated Lender waives the right to compel that any assets or property of the Borrower or the assets or property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations.  The Subordinated Lender expressly waives the right to require any Senior Lender to proceed against the Borrower or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which the Subordinated Lender cannot pursue and which would lighten the Subordinated Lender’s burden, notwithstanding that the failure of a Senior Lender to do so may thereby prejudice the Subordinated Lender.  The Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to a Senior Lender reduced (i) by any Senior Lender’s delay in proceeding against or enforcing any remedy against the Borrower or any guarantor of the Senior Obligations or any other Person; (ii) by any Senior Lender releasing the Borrower or any other guarantor of the Senior Obligations or any other Person from all or any part of the Senior Obligations; or (iii) by the discharge of the Borrower or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender, except in each case unless all Senior Obligations due to such Senior Lender have been indefeasibly paid in full in cash.  Any Senior Lender’s vote to accept or reject any plan of reorganization relating to the Borrower or any guarantor of the Senior Obligations or any other Person, or any Senior Lender’s receipt on account of all or part of the Senior Obligations of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of the Subordinated Lender hereunder to any Senior Lender, except in each case unless all Senior Obligations have been indefeasibly paid in full in cash.

(b)The Subordinated Lender waives all rights and defenses arising out of an election of remedies by any Senior Lender, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of the Subordinated Lender’s rights of subrogation, reimbursement, or contribution against the Borrower or any other guarantor of the Senior Obligations or any other Person.  The Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to the Borrower or any other guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property for the Senior Obligations.

(c)The Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of the Senior Obligations made by a Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any other guarantor or any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by a Senior Lender, in each case without notice to or further assent by the Subordinated Lender, which will remain bound under this Subordination Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

Schedule 5.12

(d)The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Subordination Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Borrower in respect of the Subordinated Obligations in reliance upon this Subordination Agreement, and all dealings between the Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Subordination Agreement.  The Subordinated Lender acknowledges and agrees that each Senior Lender has relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations.  The Subordinated Lender waives notice of or proof of reliance on this Subordination Agreement and protest, demand for payment and notice of default.

SECTION 4.  Transfers.  The Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (i) such action is made expressly subject to this Subordination Agreement, (ii) the Transferee is reasonably acceptable to the Agent and (iii) the Transferee expressly acknowledges to the Agent, by a writing in form and substance satisfactory to the Agent, the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Subordination Agreement, including without limitation this Section 4, as if such Person were the Subordinated Lender.

SECTION 5.  Senior Obligations Unconditional.  All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lender and the Borrower hereunder, shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of the Credit Agreement or any other Credit Document;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Credit Document;

(c)any exchange, release or nonperfection of any Lien in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any guarantee of any of the Senior Obligations; or

(d)any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations, or of the Subordinated Lender or the Borrower in respect of this Subordination Agreement.

SECTION 6.  Representations and Warranties.  The Subordinated Lender represents and warrants to the Agent, for the benefit of the Senior Lenders that:

Schedule 5.12

(a)It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Subordination Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Subordination Agreement.

(b)This Subordination Agreement has been duly executed and delivered by the Subordinated Lender and constitutes a legal, valid and binding obligation of the Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)The execution, delivery and performance of this Subordination Agreement will not violate any provision of any requirement of law applicable to the Subordinated Lender or of any contractual obligation of the Subordinated Lender.

(d)No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority, except such as have been obtained or made and are in full force and effect, and no consent of any other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Subordination Agreement.

SECTION 7.  Waiver of Claims.  (a)  To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or affiliates with respect to any exercise of rights or remedies under the Credit Documents or any other document creating or governing any Senior Obligations.  Neither the Senior Lenders nor any of their respective directors, officers, employees, agents or affiliates shall be liable for failure to demand, collect or realize upon any collateral or any guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Borrower or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to any collateral or any such guarantee.

(b)The Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require any Senior Lender to marshal assets for the benefit of the Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of remedies against any collateral or enforcement of the Credit Documents.  The Senior Lenders are under no duty or obligation, and the Subordinated Lender hereby waives any right it may have to compel the Senior Lenders, to pursue any guarantor or other Person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any collateral.

(c)The Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d)The Subordinated Lender hereby waives any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by any Senior Lender relating to the operation or financial condition of the Borrower or any guarantor of the Senior Obligations, or their

Schedule 5.12

respective businesses.  The Subordinated Lender enters into this Subordination Agreement based solely upon its independent knowledge of the Borrower’s results of operations, financial condition and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the Borrower or its results of operations, financial condition or business.

SECTION 8.  Further Assurances.  The Subordinated Lender and the Borrower, at the Borrower’s expense and at any time from time to time, upon the written request of the Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Subordination Agreement and of the rights and powers herein granted, subject to the terms of the Credit Agreement.

SECTION 9.  Expenses.  (a)  The Borrower will pay or reimburse the Senior Lenders, upon demand, for all their costs and expenses in connection with the enforcement or preservation of any rights under this Subordination Agreement, including, without limitation, fees and disbursements of counsel to the Agent, in each case, in accordance with the terms of the Credit Agreement.

(b)The Borrower will pay, indemnify, and hold the Senior Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of the Borrower or the Subordinated Lender to perform any of its obligations arising out of or relating to this Subordination Agreement in accordance with the terms of the Credit Agreement.

SECTION 10.  Provisions Define Relative Rights.  This Subordination Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the applicable Subordinated Lender and the Borrower on the other, and no other Person shall have any right, benefit or other interest under this Subordination Agreement.

SECTION 11.  Powers Coupled with an Interest.  All powers, authorizations and agencies contained in this Subordination Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.

SECTION 12.  Bankruptcy.  This Subordination Agreement shall be applicable both before and after the filing of any petition by or against the Borrower or any guarantor under the U.S. Bankruptcy Code or any other bankruptcy, insolvency, reorganization, arrangement or proceeding under similar law and all converted or succeeding cases in respect thereof, and all references herein to the Borrower or any guarantor shall be deemed to apply to the trustee for the Borrower or such guarantor and any such entity as a debtor-in-possession.  This Subordination Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the U.S. Bankruptcy Code and shall be enforceable in accordance with its terms in any other bankruptcy, insolvency, reorganization, arrangement or proceeding under similar law.

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